UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
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Soliciting Material under §240.14a-12

DMC GLOBAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MAY 10, 2023 8:30 a.m. Local Time 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021	NOTICE of Annual Meeting of Stockholders

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

INTERNET Visit the website on your proxy card

BY TELEPHONE Call the telephone number on your proxy card

BY MAIL Sign, date and return your proxy card in the enclosed envelope

IN PERSON Attend the annual meeting in Broomfield, Colorado See page 5 for instructions on how to attend

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS PROVIDED TO YOU AND VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

To the Stockholders of DMC Global Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DMC Global Inc., a Delaware corporation, will be held on May 10, 2023, at 8:30 a.m. local time at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, for the following purposes:

1.	To elect the six director nominees identified in the accompanying proxy statement to hold office until the 2024 Annual Meeting of Stockholders;

2.	To approve a non-binding, advisory vote on the compensation of our named executive officers;

3.	To approve a non-binding, advisory vote on the frequency of advisory votes on executive compensation;

4.	To approve an amendment to our Amended and Restated Certificate of Incorporation to allow officer exculpation;

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on March 16, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 10, 2023. Similar to last year, we will be using the “Notice and Access” method that allows companies to provide proxy materials to stockholders via the Internet. On or about March 28, 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials which contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. We believe this process should provide a convenient way to access your proxy materials and vote. The Proxy Statement and our annual report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.investorvote.com/boom.

By Order of the Board of Directors,

MICHELLE H. SHEPSTON
Executive Vice President, Chief Legal
March -, 2023	Officer and Secretary

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2023 PROXY SUMMARY

THIS SUMMARY HIGHLIGHTS AND SUPPLEMENTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THE SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER AND THE ENTIRE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE VOTING.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m., May 10, 2023
Place	11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
Record Date	March 16, 2023

AGENDA

•	The election of the six director nominees identified in this proxy statement
•	An advisory vote on the compensation of our named executive officers
•	An advisory vote on the frequency of advisory votes on executive compensation
•	Approval of amendment to our Amended and Restated Certificate of Incorporation to allow officer exculpation
•	A ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2023
•	Such other business as may properly come before the meeting

VOTING MATTERS

Proposal	Board Recommendation	Page Reference (for more detail)
1. Election of directors	FOR each Nominee	8
2. Advisory vote on executive compensation	FOR	22
3. Advisory vote on frequency of vote on executive compensation	EVERY YEAR	23
4. Amendment to Amended and Restated Certificate of Incorporation	FOR	24
5. Ratification of appointment of Ernst & Young LLP as auditor for 2023	FOR	26

EXECUTIVE COMPENSATION

2022 Business Overview

DMC Global Inc.’s (“DMC”, “we”, “us”, “our”, or the “Company”) businesses demonstrated the strength of their operating models and differentiated products during 2022. Arcadia, DMC’s architectural building products business, reported sales of $299.5 million in 2022, up 25% from pro forma sales in the prior year. Sales at DynaEnergetics, DMC’s energy products business, increased 51% versus 2021 and benefitted from a continuing rebound in well-completion activity following the COVID-19-related collapse in energy demand during 2020. 2022 marked the first year in DynaEnergetics’ history that sales of its factory-assembled, performance-assured DynaStage perforating systems exceeded 1 million units. At NobelClad, DMC’s composite metals business, sales were up 6% year-over-year, with profitability that was comparable to 2021.

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Leadership Changes

On January 17, 2023, we announced the departure of Chief Executive Officer, Kevin Longe. Our Board of Directors (“Board”) appointed Michael Kuta, our then Chief Financial Officer, who has delayed his previously announced retirement, and former Chairman of the Board and director, David Aldous, as interim co-Presidents and Chief Executive Officers effective as of January 15, 2023. On February 28, 2023, Eric Walter became our Chief Financial Officer. Mr. Aldous, Mr. Kuta and Mr. Walter will oversee implementation of our strategy while a search for a permanent Chief Executive Officer occurs. Additionally, effective January 2, 2023, former Arcadia President, James Schladen retired from his position, and Arcadia appointed James Chilcoff as its new President.

In connection with these changes, our current leadership team is focused on four key near-term priorities: accelerating the integration and capacity expansion of Arcadia, strengthening the profitability of DynaEnergetics, achieving commercial success for new products introduced at NobelClad, and improving the Company’s overall cash flow through more effective working capital management and targeted cost reductions.

Several changes occurred at the Board level to support DMC through this transition. On January 15, 2023, Richard Graff assumed the role of Interim Chairman of the Board while Mr. Aldous serves in the Co-CEO role, and Ruth Dreessen has assumed the role of Chair of the Audit Committee, while Mr. Graff continues on the Audit Committee. Mr. Aldous continues as a director and member of the Risk Committee, but has stepped down from the Audit and Compensation Committees.

2022 Financial/Strategic Achievements

The Arcadia acquisition was a milestone transaction for DMC and aligns with our strategy of supporting innovative, asset-light manufacturing businesses that provide differentiated products and engineered solutions to niche segments of the construction, energy, industrial processing and transportation markets. The acquisition significantly increased DMC’s consolidated sales and total addressable market.

DMC’s consolidated sales increased 151% to $654.1 million from $260.1 million in 2021. Arcadia contributed $299.5 million of sales in 2022. On a pro forma basis, 2022 sales increased 31% versus 2021 sales of $500.5 million, inclusive of Arcadia. At DynaEnergetics, sales increased 51% to $264.3 million from $175.4 million in 2021. Improved oil and gas demand led to an increase in North American drilling and well-completion activity and higher unit sales of DynaEnergetics’ DS perforating systems. DynaEnergetics’ international sales also improved, increasing 35% compared with 2021. Sales at NobelClad increased 6% to $90.2 million from $84.8 million in 2021.

Full year Adjusted EBITDA* attributable to DMC was $74.2 million versus $20.2 million in 2021. Arcadia’s Adjusted EBITDA attributable to DMC was $28.2 million in 2022 versus pro forma Adjusted EBITDA of $30.0 million in 2021. At DynaEnergetics, Adjusted EBITDA was $46.9 million versus $16.4 million 2021; while NobelClad reported Adjusted EBITDA of $11.9 million versus $13.7 million in 2021.

During 2022, Arcadia weathered record-high increases in its input costs for aluminum, the business’s primary raw material. While gross margin performance was negatively impacted by higher input costs which outpaced the increase in net sales from higher average selling prices, we expect Arcadia profitability will improve incrementally throughout 2023. This expectation is driven by decreased volatility observed in input costs in the final months of 2022, as well as the subsequent shipment of a higher priced backlog.

Despite a highly competitive environment during 2022, DynaEnergetics grew its strong market position in North America. DynaEnergetics continued to invest in new technologies which are expected to result in new product innovations during 2023. DynaEnergetics also strengthened its organization with the addition of several key positions and improved manufacturing efficiency and quality at its North American production facilities.

NobelClad continued to pursue new applications for its composite metal plates. In the third quarter of 2021, it introduced DetaPipe™, a high-performance clad-metal pipe product designed for use in corrosive, high-temperature and high-pressure industrial-processing environments. DetaPipe is experiencing increased customer interest and is the result of several years of research and development, and management believes the new product offering will address a broad range of industrial processing applications including the production of monoethylene glycol, a key ingredient in polyester. NobelClad also experienced a significant increase in orders for its Cylindra™ cryogenic transition joints, which are used in liquified nature gas (LNG) processing equipment. We believe the LNG industry is positioned for growth over the near-term as countries strive for energy independence given the war in Ukraine.

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* Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance and liquidity.

We define EBITDA as net income or loss plus or minus net interest, taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. As a result, internal management reports used during monthly operating reviews feature Adjusted EBITDA and certain management incentive awards are based, in part, on the amount of Adjusted EBITDA achieved during the year.

Adjusted EBITDA for a relevant fiscal year is the same as reported in the Company’s Form 10-K for that period. For a reconciliation of Adjusted EBITDA to the most directly comparable generally accepted accounting principle measure, refer to Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations from our Annual Report on Form 10-K for the year ended December 31, 2022.

TSR Performance

Our total stockholder return (“TSR”) relative to the compensation peer group identified below was lowest over one year, at the 6th percentile over three years and at the 33rd percentile over five years. We believe our December 2021 addition of Arcadia, a commercial and residential building products supplier, led to a transition in our shareholder base during 2022. Multiple large shareholders divested of all or a portion of their DMC shares during the year, and we believe some of these sales were made by energy-focused investors that originally purchased DMC shares based on the oil and gas-related product offerings of DynaEnergetics and NobelClad.

In late 2022, the Compensation Committee adopted a new peer group to better match the consolidated business of DMC and to include building products and a broader range of industrial infrastructure businesses. This peer group will be used for 2023 compensation decisions.

2022 Compensation Decisions at A Glance

The following pay decisions were made in 2022:

COMPENSATION ELEMENT	2022 DESIGN PHILOSOPHY
• The Compensation Committee increased salaries by an average of 6% for continuing NEOs. • Mr. Schladen’s compensation was agreed to as part of the Arcadia transaction	• Changes to base salary consider level of responsibility and complexity of position, peer compensation levels, individual performance, market alignment and other factors

•   No change in target award opportunities for continuing NEOS

•   Mr. Schladen’s compensation was agreed to as part of the Arcadia transaction

•   Based on our strong revenue and EBITDA performance, our Compensation Committee approved a payout of 121% of target for DMC executives

•   Target awards set as a percentage of salary for each NEO

•   Weightings and metrics: •   70% — Company Performance

•   30% — Individual Performance

•   No payout on a metric if performance is below threshold; award capped at 180% of target

•   The Compensation Committee maintained grants for most continuing NEOs at levels approximating 2021 levels. Our Chief Legal Officer received an increase to more closely reflect market compensation

•   Mr. Schladen’s compensation was agreed to as part of the Arcadia transaction

•   PSUs issued in 2019 measuring the 2019-2021 period, vested at 3% of target

•   Consists of time-based restricted stock or restricted stock units (RSUs) (one-half of target LTI value) and performance-based stock units (PSUs) (one-half of target LTI value)

•   Restricted stock or RSUs vest over 3-year period based on continued service

•   PSUs vest at end of 3-year period based on metrics set at time of grant

•   Actual awards can range from 0% to 200% of target award

•   Metrics: •   Relative TSR (75%)

•   Adjusted EBITDA (25%)

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Good Compensation Governance Practices

The Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:

WHAT WE DO	WHAT WE DON’T DO
Provide the majority of compensation in performance-based pay	No “single-trigger” change of control severance benefits
Maintain robust stock ownership requirements	No hedging transactions or pledging of our common stock by directors, officers or employees
Maintain a clawback policy	No evergreen provision in the equity incentive plan
Use an independent compensation consultant engaged by the Compensation Committee	No liberal share recycling
Conduct annual compensation program risk assessment	No liberal definition of change of control
Limit perquisites	No defined benefit plans for executive officers

2022 Say On Pay Results & Shareholder Engagement

The Board of Directors gives significant weight to the advisory vote on executive compensation (say on pay) vote, as well as feedback from our stockholders, and responds accordingly. At the 2022 Annual Meeting of Stockholders, approximately 93.5% of stockholders supported our executive compensation program. Following the vote and throughout 2022, the Board and senior management team continued their regular cadence of communications with stockholders, engaging in over 75 in person and virtual meetings with investors during 2022, and no significant compensation matters were raised as a concern by investors. However, the Compensation Committee recognizes the ever-evolving compensation and governance landscape and will continue to review its practices and solicit stakeholder feedback on these issues.

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INFORMATION CONCERNING THE ANNUAL MEETING AND VOTING

GENERAL

The Board of Directors (the “Board”) of DMC Global Inc., a Delaware corporation, is soliciting proxies for use at the Annual Meeting of Stockholders to be held on May 10, 2023, at 8:30 a.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes described in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021. On or about March 28, 2023, we will mail to all stockholders entitled to vote at the meeting a Notice of Internet Availability of Proxy Materials that contains specific instructions on how to access Annual Meeting materials via the Internet, as well as instructions on how to request paper copies. Unless the context otherwise requires, references to “the Company,” “DMC,” “we,” “us” or “our” refer to DMC Global Inc.

SOLICITATION

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies via the Internet may be supplemented by mail, telephone, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to directors, officers, or other regular employees for such services.

OUTSTANDING SHARES AND QUORUM

Only holders of record of common stock at the close of business on March 16, 2023, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 16, 2023, we had 19,718,082 shares of common stock outstanding and entitled to vote. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy will constitute a quorum at the Annual Meeting. However, if a quorum is not represented at the Annual Meeting, the stockholders entitled to vote at the meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the originally scheduled meeting.

VOTING RIGHTS AND PROCEDURES

Votes cast by proxy or in person will be counted by one or more persons appointed by us to act as inspectors (the “Election Inspectors”) for the Annual Meeting. The Election Inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will not have any effect on proposals 1, 2, 3 or 5, but will have the same effect as a vote “AGAINST” on proposal 4.

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Broker non-votes occur when a broker holding stock on behalf of a beneficial owner (in which case the stock is commonly referred to as being held “in street name”) lacks authority to vote the shares on some matters. Brokers are permitted to vote on “routine” proposals when they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters in the absence of such instructions. Proposal 5 relating to the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2023 is considered “routine,” and there will therefore be no broker non-votes for such proposals. However, brokers will not be allowed to vote without instruction on proposals 1, 2, 3 or 4. The Election Inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Broker non-votes will have no effect on proposals 1, 2, 3 or 4.

We urge you to give voting instructions to your broker on all proposals.

Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) for such candidate is required to submit a letter of resignation to the Board. See “Majority Voting Policy” below. Proxies may not be voted for a greater number of persons than there are nominees.

The non-binding advisory vote on the compensation of our named executive officers is subject to approval by the affirmative vote of a majority of votes cast with respect to Proposal 2.

The frequency of non-binding advisory votes on executive compensation is subject to approval by the affirmative vote of a majority of votes cast with respect to Proposal 3. If none of the three alternatives receives such a vote, the Board will consider the alternative that receives the most votes to be the frequency recommended by stockholders.

The approval of the amendment to our Amended and Restated Certificate of Incorporation to allow exculpation of officers is subject to approval by the affirmative vote of holders of a majority in voting power of the outstanding shares of DMC common stock with respect to Proposal 4.

The ratification of our selection of Ernst & Young LLP as our independent registered public accounting firm will be subject to approval by the affirmative vote of a majority of votes cast with respect to Proposal 5.

If no direction is indicated on a proxy card, the shares will be voted FOR each of the proposals set forth in this proxy statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

APPRAISAL RIGHTS

No action is proposed at the Annual Meeting for which the laws of the state of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholder’s common stock.

REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time prior to the Annual Meeting. It may be revoked by filing with our Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING YOUR SHARES

Stockholder of Record: If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

•	Via the Internet: If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.
•	By Telephone: You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.
•	By Written Proxy: If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.
•	In Person: All stockholders of record may vote in person at the Annual Meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

Beneficial Owner: If you are a beneficial owner, you should have received voting instructions from your broker, bank or other nominee. Beneficial owners must follow the voting instructions provided by their nominee in order to direct such broker, bank or other nominee as to how to vote their shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the Annual Meeting in order to vote in person.

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STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2024 Annual Meeting of Stockholders and to be included in our proxy materials for the meeting must be received by us no later than November 29, 2023, in order to be included in the proxy statement and proxy relating to that annual meeting.

Notice of any stockholder proposal to be considered at our 2024 Annual Meeting but not included in our proxy materials, must be submitted in writing and received by us in the manner set forth in our Bylaws. In general, the Bylaws provide that such a notice must be delivered not later than 90 days and not earlier than 120 days prior to the first anniversary of this year’s annual meeting date, or between January 11, 2024 and February 12, 2024.

CONTACT INFORMATION

If you have questions or need more information about the Annual Meeting, or if you wish to submit a question or question to be asked at the Annual Meeting, you may write to or call:

Corporate Secretary
DMC Global Inc.
11800 Ridge Parkway, Suite 300
Broomfield, CO 80021
(303) 665-5700
corpsecretary@dmcglobal.com

You are also invited to visit the Company website at www.dmcglobal.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

NOTICE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our near term priorities in 2023, expectations regarding new product innovations in 2023, expectations regarding application development in NobelClad and director compliance with our overboarding policy. Such statements are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and the ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to the risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2022. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

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PROPOSAL 1

ELECTION OF DIRECTORS

There are six nominees for election to the Board. Each director elected will hold office until the 2024 Annual Meeting, or until his or her successor is elected and qualified, or until such director’s earlier death, resignation, or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. Each of the nominees has consented to be named as a nominee and to serve as a director if elected. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Corporate Governance and Nominating Committee of the Board may propose.

NOMINEES

The names of the nominees and certain information about them are set forth below. In addition, we have included information about each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that the nominee should serve as a director of the Company, in light of our business and corporate strategy.

Name	Position	Age
David C. Aldous	Director, Co-President and Chief Executive Officer	66
Richard P. Graff	Director, Interim Chairman	76
Robert A. Cohen	Director	74
Ruth I. Dreessen	Director	67
Michael A. Kelly	Director	66
Clifton Peter Rose	Director	72

Director since: 2013 Committees: • Risk
DAVID C. ALDOUS

Skills and Qualifications

•  Current and practical experience in leadership of global operations, financial analysis, project management, risk management, and health, environment, safety and security matters

•  Over 35 years of corporate leadership experience in the energy, alternative energy, nanotechnology, chemical and petrochemical industries

•  Extensive skills in strategic planning and corporate development in the industries in which the Company and its customers operate

Mr. Aldous was appointed by the Board as a director in July 2013 and became Chairman in 2018 before becoming co-CEO on January 15, 2023. He has over 35 years of corporate leadership experience in the energy, alternative energy, chemical and petrochemical industries. Aldous previously served as Chief Executive Officer and Director of Rive Technology Inc., a privately held provider of solutions for diffusion-limited reactions to the refining, chemical, and petrochemical industries. Prior to joining Rive Technology in 2012, Aldous served as Chief Executive Officer and Director of Range Fuels Inc., a clean energy and biofuels company from 2009 to 2012. Aldous also spent more than 20 years employed by Royal Dutch Shell where he held the roles of Executive Vice President of Portfolio and Strategy, President of Shell Canada Products, and President and CEO of CRI/Criterion. Additionally, he served as Director and Chairman of several Shell joint ventures. Aldous holds a B.S. in fuels engineering from the University of Utah and an MBA with distinction from Northwestern University.

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Director since: 2007 Independent Committees: • Audit • Risk
RICHARD P. GRAFF

Skills and Qualifications

•  Over 35 years of experience in public company accounting and consulting on public company accounting policy and practice in the mining industry

•  Substantial insight and experience with regard to accounting and financial reporting matters for companies operating internationally

•  Public company director experience since 2005, with current service on the boards of one other multinational public company

Public Company Directorships:

•  Yamana Gold Inc.

Mr. Graff has served as a director since June 2007 and became interim Chairman of the Board on January 15, 2023. He is a retired partner of PricewaterhouseCoopers LLP, where he served as the audit leader in the United States for the mining industry until his retirement in 2001. Mr. Graff began his career with PricewaterhouseCoopers LLP in 1973. Since his retirement, Mr. Graff has been a consultant to the mining industry and was a member of a Financial Accounting Standards Board task force for establishing accounting and financial reporting guidance in the mining industry. He represents a consortium of international mining companies and has provided recommendations to the International Accounting Standards Board on mining industry issues and to regulators on industry disclosure requirements. Mr. Graff serves on the board of directors of Yamana Gold Inc. as a lead independent director and served as a director of Alacer Gold Corporation from 2008 to September 2020. He received his undergraduate degree in Economics from Boston College and his post-graduate degree in Accounting from Northeastern University.

Director since: 2011 Independent Committees: • Compensation (Chair) • Corporate Governance and Nominating
ROBERT A. COHEN

Skills and Qualifications

•  Extensive financial background and management experience with multinational companies, bringing depth to the Board in the areas of strategic planning, finance and risk management

•  Served as Chief Executive Officer of one of the largest banks in Korea while living in Korea and working with many Korean and Asian companies

•  Substantial expertise in the Korean and Asian markets, which are key growth markets for NobelClad and DynaEnergetics

Mr. Cohen has served as a director since February 2011. He is the managing partner of Joranel LLC, a private investment and consulting firm serving institutional clients. Prior to joining Joranel in 2005, Mr. Cohen spent four years as president and Chief Executive Officer of Korea First Bank. From 1997 to 1999, he was vice Chairman and a member of the executive committee of Republic National Bank, and of its parent company RNB, publicly traded on The New York Stock Exchange (NYSE). Previously, Mr. Cohen worked for 25 years with Credit Lyonnais, including eight years as Chief Executive Officer of Credit Lyonnais USA. He taught economics and finance for 16 years at the Paris Institut Technique de Banque et Finance and the French School of Management (ESSEC). He is a graduate of Ecole Polytechnique in Paris and earned a doctorate in finance from the University Paris Dauphine.

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Director since: 2020 Independent Committees: • Audit (Chair)
RUTH I. DREESSEN

Skills and Qualifications

•  Extensive financial and management background in investment banking and private equity firms in the chemical and energy industries

•  Substantial experience in financial analysis, finance and risk management and strategic planning

•  Over two decades of financial leadership experience in the chemical, energy and petrochemical industries

Public Company Directorships:

•  Gevo, Inc.

Ms. Dreessen was appointed as a director in October 2020. She has more than 25 years of experience in financial leadership roles, specifically in the chemical industry. Ms. Dreessen currently serves on the board of directors of Gevo, Inc., a renewable technology, chemical products and advanced biofuels company, where she serves as a member of the Audit Committee and the Compensation Committee. Ms. Dreessen has also served as an Operating Partner of Triten Energy Partners, a private equity firm, since May 2020. From 2010 to December 2018, Ms. Dreessen served as Managing Director of Lion Chemical Partners, LLC, a private equity firm focused on chemical and related industries. Prior to joining Lion Chemical Partners, Ms. Dreessen served as the Executive Vice President and Chief Financial Officer of TPC Group Inc. from 2005 to 2010. Before joining TPC Group, Ms. Dreessen served as Senior Vice President, Chief Financial Officer and Director of Westlake Chemical Corporation. Previously she spent 21 years at J.P. Morgan Securities LLC and predecessor companies, ultimately as a Managing Director of chemicals investment banking. Ms. Dreessen received her undergraduate degree from the New College of Florida and holds a master’s degree in International Affairs from Columbia University.

Director since: 2020 Independent Committees: • Compensation • Corporate Governance and Nominating • Risk
MICHAEL A. KELLY

Skills and Qualifications

•  Diversified background in finance, operations and the life sciences industry

•  Extensive skills in executive leadership, finance, operations and management

•  In depth experience with a multinational company operating in global markets

Public Company Directorships:

•  Amicus Therapeutics

•  HOOKIPA Pharma, Inc.

•  NeoGenomics, Inc.

•  Prime Medicine, Inc.

Mr. Kelly was appointed as a director in July 2020. He has more than two decades of executive experience in senior leadership roles in the life sciences industry. He founded and has served as President of Sentry Hill Partners, LLC, a global life sciences transformation and management consulting business, since January 2018. Mr. Kelly worked in various capacities at Amgen, Inc. from 2003 to 2017, most recently as Senior Vice President, Global Business Services from July 2014 to July 2017, and as acting Chief Financial Officer from January to July 2014. Prior to his service at Amgen, he served as Chief Financial Officer of Tanox, Inc. (2000-2003), Vice President, Finance and Corporate Controller of Biogen, Inc. (1998-2000) and Vice President, Finance and Chief Financial Officer of Nutrasweet Kelco Company (1996-1998). He currently serves on the board of directors of HOOKIPA Pharma, Inc., Amicus Therapeutics, NeoGenomics, Inc. and Prime Medicine, Inc., which are each publicly-traded biopharmaceutical companies. Mr. Kelly holds a bachelor’s degree in Business Administration from Florida A&M University.

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Director since: 2016 Independent Committees: • Compensation • Corporate Governance and Nominating (Chair)
CLIFTON PETER ROSE

Skills and Qualifications

•  Extensive work with world-leading financial, investment banking and strategic communications firms, which brings depth to the Board in the areas of strategic planning, leadership, risk management, public relations and corporate governance

•  Substantial experience reviewing and analyzing acquisitions and investments provides unique and valuable perspectives to the Board as it analyzes growth strategies and opportunities

Mr. Rose has served as a director since November 2016. He was a Senior Advisor to Blackstone, the world’s largest alternative asset manager from 2016 to 2022. From 2007 to 2016, he was a Senior Managing Director with Blackstone, and served as its global head of public affairs. Mr. Rose also spent 20 years with Goldman Sachs, where he was a managing director and held a variety of senior positions in government relations and media relations in Washington DC, New York and Hong Kong. Mr. Rose currently is a Senior Advisor to FGS Global, one of the leading strategic communications firms in the United States, Europe and Asia. He was also a Senior Advisor from 2021 to 2023 to The Change Company, a Community Development Financial Institution bringing banking, lending and financial services to Black, Latino and other under banked communities. From 1983 to 1987 he was chief of staff to Congressman Mike Synar (D-Okla) and a partner with the law firm of Williams and Jensen in Washington DC. Mr. Rose is a graduate of The George Washington University and The Yale Law School. He serves on the national board of the NAACP, the oldest and largest civil rights organization in the United States. He is also on the board of the Poetry Society of America.

REQUISITE VOTE

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present; however, pursuant to our Majority Voting Policy, any director who fails to receive a majority of the votes cast (in person or by proxy) “FOR” such candidate is required to submit a letter of resignation to the Board. Abstentions and broker non-votes will not be counted as votes cast for purposes of this proposal and will have no legal effect on this proposal.

THE BOARD RECOMMENDS VOTE “FOR” EACH NAMED NOMINEE

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EXECUTIVE OFFICERS

The following individuals serve as our executive officers. Each executive officer is appointed by the Board and serves at the pleasure of the Board, subject to the terms of applicable employment agreements or arrangements as described under “Employment Agreements.”

Name	Position	Age
David C. Aldous	Co-President and Chief Executive Officer	66
Michael Kuta	Co-President and Chief Executive Officer	48
Eric Walter	Chief Financial Officer	53
Michelle Shepston	Executive Vice President, Chief Legal Officer and Secretary	48
James Chilcoff	President, Arcadia	58
Ian Grieves	President and Managing Director, DynaEnergetics	54
Antoine Nobili	President, NobelClad	51
Brett Seger	Chief Accounting Officer	39

David C. Aldous. Information regarding Mr. Aldous, our co-President and Chief Executive Officer, is provided under Proposal 1 of this proxy statement under the caption, “Nominees.”

Michael Kuta. Mr. Kuta joined the Company on March 31, 2014 as our Chief Financial Officer and was appointed co-President and Chief Executive Officer on January 15, 2023. Prior to joining DMC, Kuta was Corporate Controller of the Lubrizol Corporation, a global specialty chemicals company owned by Berkshire Hathaway, where he was responsible for corporate accounting, consolidation and financial reporting functions, and oversight of internal controls. Prior to Berkshire Hathaway’s 2011 acquisition of Lubrizol, Kuta held a variety of financial roles at Lubrizol, where he gained extensive experience in business partnering, financial planning and analysis, treasury and capital markets, and leading finance and accounting organizations. Kuta also held several roles of increasing responsibility at other diversified manufacturing companies, including Lincoln Electric. He earned a bachelor’s degree in accounting from Kent State University and an MBA in finance from Case Western Reserve University. He also holds the Certified Public Accountant professional designation.

Michelle Shepston. Ms. Shepston serves as our Executive Vice President, Chief Legal Officer and Secretary, having previously served as Vice President, Chief Legal Officer and Secretary from her appointment in August 2016. She oversees our legal, compliance and human resources functions. Prior to joining the Company, Ms. Shepston was with Denver-based Davis Graham & Stubbs LLP, a leading regional law firm where she was a partner and practiced with the Corporate Finance and Acquisitions Group. Ms. Shepston brings to the Company expertise in corporate and securities law, mergers and acquisitions, equity and debt transactions, compliance, and corporate governance. She has advised public and private company boards on issues of fiduciary duty, risk management and oversight. She earned a J.D. from the University of Denver College of Law and a B.S. from the University of Illinois.

Eric Walter. Mr. Walter was named Chief Financial Officer of the Company on February 28, 2023, after serving as Senior Vice President of Finance since January 23, 2023. Prior to this role, Mr. Walter spent the past five years with Jacobs (NYSE: J), a $15 billion engineering and professional services firm. From 2020 to 2023, he was CFO of the People & Places Solutions business, Jacob’s largest division with annual revenue of $9 billion. Walter also led the creation of Jacobs’ financial planning and analysis organization, enhanced its management reporting processes and oversaw a global finance organization of more than 800 employees. Before joining Jacobs, Mr. Walter worked for 13 years in the industrial distribution sector, first at Unisource Worldwide, Inc. and later at Veritiv Corporation (NYSE: VRTV). While at these firms, Mr. Walter led a variety of financial functions including accounting, FP&A, treasury, shared services, and risk management. Prior to this experience, Mr. Walter worked at Arthur Andersen, Accenture, and a private equity-owned software company. Mr. Walter graduated with a BA in Accounting and Business Administration from Furman University and an MBA from Duke University. He also holds the Certified Public Accountant, Chartered Financial Analyst, and Certified Treasury Professional designations.

James Chilcoff. Mr. Chilcoff joined the Company on January 3, 2023 as the President of Arcadia Products, LLC (“Arcadia”). Mr. Chilcoff joined Arcadia from Mohawk Industries, the world’s largest flooring company, where he was president of Wood and Laminate North America from January 2020 to December 2022. Prior to joining Mohawk, Mr. Chilcoff was President and CEO of Parex USA, a global leader in façade finishing solutions for the construction industry from August 2014 to November 2020. Mr. Chilcoff holds a B.B.A. in Business from Eastern Michigan University and an M.B.A. from Xavier University – Williams College of Business.

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Ian Grieves. Mr. Grieves serves as President and Managing Director of DynaEnergetics, having previously served as Senior Vice President and General Manager of DynaEnergetics from his appointment in January 2013. From 2006 until joining the Company, Mr. Grieves was employed by Lydall Inc. as senior vice president of the company’s performance materials division (2010-2013), and as vice president and general manager Europe of the company’s filtration division (2006-2010). From 1995 to 2005, he was employed in various financial and general management positions with AAF International Inc., with his last position being that of vice president and general manager of AAF Europe (2003-2005). Mr. Grieves studied economics and graduated from the University of Sunderland, United Kingdom.

Antoine Nobili. Mr. Nobili was named president of NobelClad in July 2020. Previously, he spent 11 years as managing director of NobelClad’s European operations. He joined the business in 1995 as a research and development engineer. In 2000, he was promoted to product manager, and led the commercialization of NobelClad’s explosion-welded electrical transition joints (ETJs), which today are used extensively by the global aluminum smelting industry. He was named general manager of operations of NobelClad’s manufacturing facility in Rivesaltes, France in 2003. In 2009, he became managing director of the EMEA region (Europe, Middle-East and Africa), including NobelClad’s manufacturing operations in Germany. Mr. Nobili holds a Master of Business Administration from IFG – the French Institute for Business and Administration and a master’s degree in mechanical engineering from the National School of Engineers of Tarbes.

Brett Seger. Mr. Seger was named Chief Accounting Officer on March 1, 2023. He served as the Company’s Vice President of Finance Integration since January 2022, with the primary responsibility of managing the coordination of significant financial activities relating to the Company’s subsidiary Arcadia Products, LLC. Prior to joining the Company, Mr. Seger spent over a decade as an employee of Ernst & Young LLP, most recently as an Audit Senior Manager. Mr. Seger graduated with a B.S. in Accounting and an MBA from the University of Denver and also holds the Certified Public Accountant professional designation.

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BOARD OF DIRECTORS

MEETING ATTENDANCE

Directors are encouraged to attend our Annual Meeting of Stockholders. All of our directors then in office attended the 2022 Annual Meeting of Stockholders.

During the fiscal year ended December 31, 2022, the Board held seven meetings. During the fiscal year ended December 31, 2022, each of our directors attended more than 75% of the aggregate of (i) the number of meetings of the Board held during the period in which he or she was a director and (ii) the number of meetings of the committees on which he or she served.

DIRECTOR INDEPENDENCE

The Board has determined that six of the seven current directors, Messrs. Graff, Cohen, Kelly and Rose and Mses. Bertone and Dreessen, are “independent” directors under the rules promulgated by the Securities and Exchange Commission (“SEC”) and the applicable rules of the Nasdaq. In making its determinations of independence, the Board considered factors for each director such as other directorships, employment or consulting arrangements, and any relationships with our customers or suppliers. The Board also considered a review of any transactions with entities associated with our directors or members of their immediate family.

The Board determined that there were no related-party transactions or other relationships that needed to be considered in evaluating whether these directors are independent. Mr. Aldous, our Co-President and Chief Executive Officer, is the only Board member nominated for re-election who is not independent based on these criteria.

All current members of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee are independent directors. Our independent directors hold regularly scheduled meetings in executive session, at which only independent directors are present.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. The Company currently separates the positions of Chairman and Chief Executive Officer. We currently have two Co-President and Chief Executive Officers on an interim basis and both executives are actively working with the Chairman of the Board. Our Chief Executive Officers are responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman of the Board oversees the Board, approves Board agendas and schedules, facilitates communication between the Chief Executive Officers and the rest of the Board and provides guidance to the Chief Executive Officers.

We believe our Chief Executive Officers and Chairman have excellent working relationships that allows the Chief Executive Officers to focus the requisite time and energy on the Company’s businesses, people and growth opportunities.

Our Board currently has six independent members and only one non-independent member, David Aldous, a Co-Chief Executive Officer. A number of our independent Board members are currently serving or have served as senior management of other public companies and are currently serving or have served as directors of other public companies. We believe that the number of experienced, independent directors, along with the independent oversight of the Board by our non-executive Chairman, benefits the Company and our stockholders.

The Board assesses our Board leadership structure from time to time and makes changes when appropriate. We recognize that different board leadership structures are appropriate for companies in different situations. We believe the separation of Chairman and Chief Executive Officer roles is the optimal structure for the Company at this time.

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BOARD COMPOSITION

In accordance with Nasdaq Rule 5605(f), Nasdaq-listed companies (subject to certain exceptions) must have at least (i) one director who self-identifies as female and (ii) one director who self-identifies as Black or African American, Hispanic of Latinx, Native American or Alaskan Native, Native Hawaiian or Pacific Islander, two or more ethnicities, or as LGBTQ+. In the event a Nasdaq-listed company does not meet the above criteria, it must disclose why. Further, in accordance with Nasdaq Rule 5606, Nasdaq-listed companies, subject to certain exceptions, must disclose this statistical information in a uniform matrix format.

The table below provides certain highlights of the composition of our Board members as of December 31, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

BOARD DIVERSITY MATRIX AS OF DECEMBER 31, 2022
Board Size
Total Number of Directors			8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

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BOARD COMMITTEES

The Board currently has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Risk Committee. Each committee operates under a written charter, which sets forth the functions and responsibilities of the committee. A copy of the charter of each committee can be viewed on our website, www.dmcglobal.com.

MEMBERS OF THE COMMITTEES OF THE BOARD OF DIRECTORS

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee
INDEPENDENT DIRECTORS
Andrea E. Bertone
Robert A. Cohen
Ruth I. Dreessen
Richard P. Graff*
Michael A. Kelly
Clifton Peter Rose
NON-INDEPENDENT DIRECTORS
David C. Aldous

Member	Chair * Interim Non-Executive Chairman

The Audit Committee

The Audit Committee meets with our independent registered public accounting firm at least four times a year to review quarterly financial results and the annual audit, discuss financial statements and related disclosures, and receive and consider the accountants’ comments as to internal control over financial reporting, adequacy of staff and management performance and procedures in connection with the annual audit and internal control over financial reporting. The Audit Committee also appoints the independent registered public accounting firm. The Audit Committee currently consists of three directors, each of whom is a non-employee director that the Board has determined to be “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated by the SEC thereunder, and the applicable rules of the Nasdaq. The Audit Committee has determined that each of Ms. Dreessen and Mr. Graff qualifiy as an “audit committee financial expert” under the rules of the SEC.

The Charter of the Audit Committee requires the Audit Committee be comprised of three or more independent directors, at least one of whom qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K. The Charter of the Audit Committee charges the Audit Committee with the primary responsibility of reviewing the Company’s compliance with the Code of Ethics and Business Conduct (“Code of Ethics”) as it relates to financial statement and reporting issues and related party transactions that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

During 2022 the Audit Committee met nine times.

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The Compensation Committee

The Compensation Committee makes recommendations concerning salaries, incentive compensation and equity-based awards to employees and non-employee directors under our stock incentive plan and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is also responsible for reviewing and approving the Compensation Discussion and Analysis included in the Company’s proxy statement.

The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee in its sole discretion deems appropriate. The Compensation Committee is currently composed of three directors, each of whom is a non-employee director that the Board has determined to be “independent” under SEC and Nasdaq rules.

During 2022 the Compensation Committee met four times.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee recommends director nominees and sets corporate governance policies for the Board and Company. The Corporate Governance and Nominating Committee currently has three directors, each of whom is a non-employee director that the Board has determined to be “independent” under the SEC and Nasdaq rules. The main purposes of this Committee are (i) to identify and recommend individuals to the Board for nomination as members of the Board and its committees; (ii) to develop and recommend to the Board corporate governance principles applicable to the Company; (iii) to oversee the Board’s annual evaluation of its performance; (iv) in coordination with the Audit Committee, review compliance with the Company’s Code of Ethics; and (v) to undertake such other duties as the Board may from time to time delegate to the Committee.

During 2022, the Corporate Governance and Nominating Committee met four times.

The Risk Committee

The Risk Committee (“Risk Committee”) is responsible for broad oversight of risk, with the primary purpose of assisting the Board with its oversight of the Company’s level of risk, risk assessment and risk management in areas not otherwise addressed by other committees of the Board. This includes review of the health, safety, environmental and sustainability practices and policies of the Company and controls around cybersecurity and cyber incident responses.

The Risk Committee is currently comprised of three non-employee directors whom the Board has determined are “independent” under SEC and Nasdaq rules, and Mr. Aldous, our Co-CEO.

The Risk Committee met four times during 2022.

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CORPORATE GOVERNANCE

DMC is committed to sound principles of corporate governance. Our Board has adopted Corporate Governance Guidelines and other corporate governance policies that supplement certain provisions of our bylaws and relate to the composition, structure, interaction and operation of the Board of Directors. Our Board periodically, and at least annually, reviews and revises the Corporate Governance Guidelines and other policies, as appropriate, to ensure that they reflect our Board’s corporate governance objectives and commitments. Copies of our Corporate Governance Guidelines and other governance documents can be found on the “Board and Governance – Governance” page of the “Investors” section of our website at www.dmcglobal.com. You should review these documents for a complete understanding of these corporate governance practices, but some of the key elements of our strong governance policies and practices are summarized below:

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have any interlocking relationships between any director who currently serves or served during 2022 as a member of our Compensation Committee and any of our executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

TERM LIMITATIONS

Our Corporate Governance Guidelines provide that directors should serve no longer than a total of 15 years as a non-employee director or after the director’s 75th birthday. This limitation was waived in 2022 for Mr. Graff due to the then-recent Arcadia acquisition and the desire for Mr. Graff’s extensive accounting expertise and relationship with Ernst & Young during the early stages of the integration of Arcadia. In light of the recent management changes, the unique challenges facing the Company and in order to provide continuity and stability to the Board, the Board has elected to waive the age limit for Mr. Graff in 2023. Mr. Graff is expected to continue as Interim Chairman of the Board and as a member of the Audit Committee through the Annual Meeting.

OVERBOARDING AND LIMITS ON BOARD SERVICES

The Corporate Governance and Nominating Committee considers each director’s ability to dedicate sufficient time, energy and attention to the fulfillment of their duties when it nominates directors each year and when identifying leadership positions on our Board, including committee chairs. Additionally, on March 1, 2023, the Board revised our Corporate Governance Guidelines to reflect limits on board service. Our revised Corporate Governance Guidelines, which will be effective as of the date of the Annual Meeting, state that a director may not serve on the boards of more than four total public companies including the Board, unless the director is the chief executive officer of a public company, in which case the limit is two total boards. No member of the Audit Committee may serve on the audit committees of more than three total public companies, unless the Board determines that such service would not impair the ability of the director to effectively serve on the Audit Committee.

Any DMC directors not currently in compliance with our over-boarding policy have committed to being in compliance by the date of our Annual Meeting.

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MAJORITY VOTING POLICY

The Board has adopted a majority voting policy (“the Majority Voting Policy”) as part of its Corporate Governance Guidelines. The policy stipulates that, at any stockholder meeting at which directors are subject to an uncontested election, if the number of shares “withheld” for any nominee exceeds the number of shares voted “FOR” such nominee, then, notwithstanding that such director was duly elected as a matter of corporate law, he or she shall submit to the Board a letter of resignation for consideration by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will consider such offer of resignation and will make a recommendation to the Board concerning the acceptance or rejection of the offer of resignation. In the event that all members of the Corporate Governance and Nominating Committee are among the nominees for director who are offering to resign, the Board shall appoint a special committee of one or more other independent directors to act on behalf of the Corporate Governance and Nominating Committee with respect to this policy. The Board shall act promptly with respect to each such letter of resignation and shall promptly notify the director concerned of its decision.

ANNUAL BOARD ASSESSMENTS

In order to monitor and improve its effectiveness, and to solicit and act upon feedback received, the Board engages in a formal self-evaluation process. The Board believes that in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance, integrity of financial reporting, reduction of risk, strengthening of the Board-management partnership, and helping set and oversee Board expectations of management. The Board takes a multi-year perspective to identify and evaluate trends and assure itself that areas identified for improvement are appropriately and timely addressed. As part of the Board’s evaluation process, directors consider various topics related to Board composition, structure, effectiveness and responsibilities and the overall mix of director skills, attributes, experience and backgrounds. While the Board conducts a formal evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management.

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines applicable to our directors and named executive officers. For a description of these guidelines, please see “Compensation Discussion and Analysis- Stock Ownership Guidelines.”

INSIDER TRADING

We maintain an insider trading policy that applies to officers, directors and all other employees of, or consultants or contractors to, the Company. We believe that our insider trading policy helps protect our reputation for integrity and ethical conduct. The insider trading policy prohibits insider trading, tipping or engaging in short sales of DMC securities. Certain DMC associates are subject to blackout periods and pre-clearance requirements under the policy.

PLEDGING AND HEDGING POLICIES

Our directors, officers and employees are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against potential changes in the value of DMC common stock. In addition, our directors, officers and employees are prohibited from holding DMC securities in a margin account or pledging DMC securities as collateral for a loan.

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CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics that applies to all members of our Board and all of our employees, including our principal executive officers, principal financial officer, principal accounting officer and all other senior members of our finance and accounting departments. We require all employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in conducting their work. Our Board periodically, and at least annually, reviews and revises our Code of Ethics, as appropriate. A copy of our Code of Ethics is available on our website, www.dmcglobal.com.

RISK OVERSIGHT

Our senior management manages the risks facing the Company under the oversight and supervision of the Board. The Company has a global Enterprise Risk Management (“ERM”) team, which is comprised of senior management in key business areas. The ERM team employs a proactive approach to reviewing and analyzing current and potential risks facing the Company and reports to the Board regarding the ERM process and risk findings on a quarterly basis. While the full Board is ultimately responsible for risk oversight at our Company, our Board committees assist the Board in fulfilling its oversight function in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting processes and internal controls around those processes (including cybersecurity related thereto), the Company’s compliance with legal and regulatory requirements and the financial risks of the Company. The Corporate Governance and Nominating Committee oversees governance matters, including primary oversight of the Code of Ethics and Business Conduct. The Compensation Committee oversees the Company’s executive compensation strategy and programs, incentive compensation arrangements and the evaluation of risks related thereto. The Risk Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of the Company’s level of risk, risk assessment and risk management in areas not otherwise addressed by other committees of the Board. Other general business risks such as economic and regulatory risks are monitored by the full Board. The Board and Committees use outside resources to assist them in analyzing and monitoring certain risks, such as cybersecurity, in order to supplement the expertise and experience of the directors and management.

COMPENSATION RISK ASSESSMENT

Our Compensation Committee, with the assistance of management, reviews on an annual basis our compensation programs and considers whether they encourage excessive risk-taking by employees at the expense of long-term Company value. The Compensation Committee believes that the design of our compensation program, which includes a mix of annual and long-term incentives (a substantial portion of which are performance based) and cash and equity awards, along with our stock ownership guidelines and clawback policy, provide an appropriate balance between risk and reward and do not motivate imprudent risk-taking. As a result, we do not believe that our compensation policies are reasonably likely to have a material adverse effect on the Company.

DIRECTOR NOMINATIONS

The Company does not have a formal policy regarding the consideration of director candidates recommended by stockholders; however, the Corporate Governance and Nominating Committee reviews recommendations and evaluates nominations received from stockholders in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Any stockholder nominations proposed for Board consideration should include the nominee’s name and qualifications for Board membership and should be mailed to DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.

Qualifications for consideration as a director nominee may vary according to the particular area of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Corporate Governance and Nominating Committee considers, among other things, an individual’s skills, attributes and functional, business and industry experience, financial background, breadth of knowledge about issues affecting our business, integrity, independence, diversity of experience, leadership, ability to exercise sound and ethical business judgment and time available for meetings and consultation. Using our director skills matrix as a guide, as well as the results of our annual Board and committee self-assessment process, the Nominating and Corporate Governance Committee evaluates the composition of our Board annually and identifies, for consideration by the full Board, areas of expertise and other qualities that would complement and enhance our current Board. The diverse set of core competencies represented on our current Board is summarized below:

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Director Nominees	Aldous	Bertone	Cohen	Dreessen	Graff	Kelly	Rose
Key Skills & Experience
Public Company Director (Other than DMC)
Executive Leadership
Industry Background
Financial Literacy/Accounting
Environmental, Social & Governance
Risk Management
Manufacturing
Finance/Capital Markets
Government, Legel, or Regulatory
Humen Capital Management/Executive Compensation
International
Mergers, Divestures & Acquisitions
Technology/Innovation
Cybersecurity

Diversity along multiple dimensions is an important element of the Corporate Governance and Nominating Committee’s consideration of nominees. While diversity is evaluated in a broad sense based on experience, background and viewpoint, the Corporate Governance and Nominating Committee recognizes that DMC serves diverse communities and customers and believes that the composition of our Board should appropriately reflect this diversity. Accordingly, the Corporate Governance and Nominating Committee also considers other aspects of diversity, including gender, race and ethnicity. The Corporate Governance and Nominating Committee is committed to seeking highly qualified women and individuals from minority groups to include in the pool of nominees and instructs any third-party search firm to consider these elements accordingly.

For new nominees, the Corporate Governance and Nominating Committee may also consider the results of the nominee’s interviews with directors and/or other members of senior management as the Corporate Governance and Nominating Committee deems appropriate.

COMMUNICATIONS WITH THE BOARD

The Board believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders desiring to send a communication to the Board, or to a specific director, may do so by delivering a letter to our Secretary at DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all members of the Board or specified individual directors. The Secretary will open such communications and make copies and then circulate them to the appropriate director or directors.

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PROPOSAL 2

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Our Board of Directors recognizes stockholders’ interest in our executive compensation program. Pursuant to Section 14A of the Exchange Act and SEC Rule 14a-2(a), we are providing our stockholders the opportunity to vote on a non-binding advisory resolution to approve the compensation of our named executive officers (“Say on Pay”) which is described in this Proxy Statement. Currently, we are providing these advisory votes on an annual basis. In considering your vote on this proposal, we encourage you to review all of the relevant information in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables, and the rest of the narrative disclosures regarding our compensation arrangements.

The Company continued its focus on safety, operational excellence, and the integration of Arcadia in 2022. In considering our executive compensation program for fiscal 2022, we believe it is important to view the Compensation Committee’s decision-making against the backdrop of our 2022 business and financial performance, the performance of our executives and the pay practices of the companies with whom we compete for talent. We have structured our core compensation principles and practices to align executive compensation with the interests of our stockholders and to avoid certain compensation practices that do not serve our stockholders’ interests. We continue to evaluate and modify these principles and practices as necessary in order to achieve these objectives. We believe our executive compensation program has been designed and executed to satisfy these objectives, and that our compensation program is worthy of stockholder support.

Following the 2023 Annual Meeting, the next advisory vote on our executive compensation is anticipated to be at our 2024 Annual Meeting of Stockholders, subject to the resolution of the non-binding, advisory vote in Proposal 3 below.

Our Board strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s proxy statement is hereby APPROVED.”

REQUISITE VOTE

The advisory vote on the compensation of our named executive officers will be approved by the majority of votes cast on this proposal. Abstentions and broker non-votes will not be counted as votes cast on the proposal. Our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our named executive officers. However, this say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.

THE BOARD RECOMMENDS VOTE “FOR” APPROVAL OF PROPOSAL 2.

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PROPOSAL 3

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal 2 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal 3 affords our stockholders the opportunity to vote, on a non-binding advisory basis, on how frequently we should seek an advisory vote on the compensation of our named executive officers, such as Proposal 2 above. The enclosed proxy card gives our stockholders three choices for voting on this Proposal 3. You can choose whether the say-on-pay vote should be conducted every year, every two years, or every three years.

The results of our advisory vote on the frequency of say-on-pay proposals in 2017 resulted in stockholders favoring a say-on-pay vote on an annual basis, and we have elected to present our say-on-pay proposals on that basis. Our Board has discussed and carefully considered the alternatives regarding the frequency of say-on-pay proposals and believes that continuing annual advisory votes on executive compensation is appropriate for us and our stockholders at this time.

When you vote in response to the resolution below, you may cast your vote on your preferred voting frequency by choosing among the following three options: every year, every two years, or every three years.

“RESOLVED, that the Company hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, with a frequency of once every year, every two years or every three years, whichever receives the highest number of votes cast with respect to this resolution.”

REQUISITE VOTE

The frequency of the advisory vote on executive compensation receiving a majority of votes cast-every year, every two years or every three years-will be considered the frequency recommended by stockholders. If none of the three alternatives receives such vote, the Board will consider the alternative that receives the most votes to be the frequency recommended by stockholders.

Abstentions and broker non-votes will not be counted as votes cast on the proposal. This vote is advisory and therefore not binding, and the Board may decide in the future that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS A VOTE FOR “EVERY YEAR” AS THE FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION IN PROPOSAL 3.

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PROPOSAL 4 AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW OFFICER EXCULPATION

The Company’s Amended and Restated Certificate of Incorporation, as amended, currently provides for the Company to limit the personal monetary liability of its directors in certain circumstances, pursuant to and consistent with Section 102(b) (7) of the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit Delaware corporations to limit the personal monetary liability of their officers, in addition to their directors, for breaches of the duty of care in certain circumstances.

On March 1, 2023, the Board, determining it to be advisable and in the best interests of the Company and its stockholders, authorized, subject to approval and adoption by the stockholders, an amendment (the “Officer Exculpation Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, to permit the Company to exculpate its officers to the fullest extent permitted by law. The Board believes it is necessary to exculpate its officers in this way in order to attract and retain experienced and qualified officers and to discourage potentially frivolous litigation.

The Officer Exculpation Amendment would allow the Company to limit the personal monetary liability of certain officers in connection with direct claims brought by stockholders, including class actions, for breaches of the duty of care, but would not eliminate officers’ personal monetary liability in connection with claims brought by stockholders in the name of the Company. Nor would the Officer Exculpation Amendment eliminate officers’ personal monetary liability for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The full text of the Officer Exculpation Amendment is attached to this proxy statement as Appendix A.

EFFECTIVE TIME

The effective time of the Officer Exculpation Amendment, if approved by the stockholders and not otherwise abandoned by the Board, will be the time that the Certificate of Amendment setting forth the Officer Exculpation Amendment is filed with the Delaware Secretary of State. The exact timing of the filing of the Certificate of Amendment setting forth the Officer Exculpation Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders.

If, at any time prior to the filing of the Certificate of Amendment setting forth the Officer Exculpation Amendment with the Delaware Secretary of State, notwithstanding stockholder approval and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of our stockholders to abandon the Officer Exculpation Amendment, the amendment may be abandoned.

PROPOSED RESOLUTION

In light of the foregoing, the Board recommends that you vote in favor of the following resolution at the Meeting:

RESOLVED, that the amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to limit the personal monetary liability of its officers to the fullest extent permitted by law is hereby approved and adopted.

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REQUISITE VOTE

Approval of the Officer Exculpation Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.

If you fail to vote or submit a proxy or fail to instruct your broker to vote or vote to “abstain,” it will have the same effect as a vote “AGAINST” the Officer Exculpation Proposal, assuming that a quorum exists.

THE BOARD RECOMMENDS VOTE “FOR” APPROVAL OF PROPOSAL 4.

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PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. EY has been so engaged since 2002.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In accordance with its commitment to sound corporate governance practices, the Audit Committee reviews whether it is in the Company’s best interests to rotate the Company’s independent registered public accounting firm. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee and its Chair are also directly involved with the selection, review and evaluation of the lead engagement partner and the negotiation of audit fees. The Audit Committee reviews the performance of the independent registered public accounting firm annually. In conducting its review, the Audit Committee considers, among other things:

•	EY’s historical and recent performance on the Company’s audit, including the extent and quality of EY’s communications with the Audit Committee;
•	The appropriateness of EY’s fees;
•	EY’s tenure as our independent auditor and its depth of understanding of our global operations and business, operations and systems, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting;
•	EY’s demonstrated professional integrity and objectivity, including through rotation of the lead audit partner and other key engagement partners;
•	EY’s capabilities and expertise in handling the breadth and complexity of our global operations; and
•	The advisability and potential impact of selecting a different independent accounting firm.

Ratification of the selection of EY by stockholders is not required by law. However, as a matter of internal policy and good corporate governance, such selection is being submitted to the stockholders for ratification at the Annual Meeting, and it is the present intention of the Board to continue this policy. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EY. If the selection of EY is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

We expect that a representative of EY will be present at the Annual Meeting and will be available to respond to appropriate questions.

The Company paid the following fees to EY for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2022 and 2021.

AUDITOR FEES

	2022	2021
Audit Fees	$1,947,042	$1,418,987
Audit-related Fees(1)	$-	$-
Tax Fees(2)	$145,063	$110,542
All Other Fees(3)	$385,928	$329,426
TOTAL FEES	$2,478,033	$1,858,955
(1)	The Company includes fees related to the following in Audit Related Fees: due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
(2)	The Company includes fees related to the following in Tax Fees: preparation of original and amended federal and state tax returns.
(3)	The Company includes fees related to the following in All Other Fees: tax planning and advice, including assistance with tax audits and appeals, and tax consulting.

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AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with the SEC’s rules requiring the Audit Committee to pre-approve all audit and non-audit services provided by our independent auditor, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent auditor prior to the commencement of the specified services. The Audit Committee approved all services performed by EY in 2022 in accordance with our formal policy on auditor independence.

REQUISITE VOTE

The selection of our auditors will be ratified by the majority of votes cast on this proposal. Abstentions and broker non-votes will not be counted as votes cast on the proposal.

THE BOARD RECOMMENDS VOTE “FOR” APPROVAL OF PROPOSAL 5.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be “Soliciting Material,” and is not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filings.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

As of December 31, 2022, the Audit Committee of DMC Global Inc. (the “Company”) was comprised of Messrs. Richard P. Graff (Chairman) and David C. Aldous and Mses. Andrea E. Bertone and Ruth I. Dreessen, each of whom the Board of Directors of the Company has determined to be independent, at December 31, 2022, as that concept is defined in Section 10A of the Exchange Act, the rules promulgated by the SEC thereunder and the applicable rules of the Nasdaq. The Audit Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s website at www.dmcglobal.com.

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Audit Committee’s primary purpose is to oversee the integrity of the accounting and financial reporting process, the audits of the Company’s financial statements and the processes designed to ensure that the financial statements adequately represent the Company’s financial condition, results of operations and cash flows. These responsibilities include oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the external auditors’ qualifications and independence; and (iv) the performance of the Company’s internal and external audit functions. The Committee is also responsible for understanding the Company’s internal control structure and areas that represent high risk for material misstatement of the financial statements. Additional information regarding the Audit Committee’s role in corporate governance can be found in the Audit Committee’s Charter.

As required by the Charter of the Audit Committee, the Audit Committee reviewed and discussed the Company’s audited financial statements with the Company’s management. The Audit Committee has also discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Audit Committee has received from EY the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with EY that firm’s independence. Based upon these discussions and the Audit Committee’s review, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Audit Committee Members as of the date of this Proxy Statement:

Ruth I. Dreessen, Chair

Richard P. Graff

Andrea E. Bertone

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

TABLE OF CONTENTS
EXECUTIVE SUMMARY	29
WHAT GUIDES OUR PROGRAM	32
2022 EXECUTIVE COMPENSATION PROGRAM IN DETAIL	34
OTHER EXECUTIVE COMPENSATION PRACTICES AND POLICIES	38

Our CD&A details the objectives and elements of the DMC Global executive compensation program, describes the related processes of our Compensation Committee, and discusses the compensation earned by our Named Executive Officers (NEOs). For 2022, our NEOs were:

KEVIN T. LONGE	MICHAEL KUTA	MICHELLE SHEPSTON	JAMES SCHLADEN	IAN GRIEVES
Chief Executive Officer (CEO)	Chief Financial Officer (CFO)	Executive Vice President, Chief Legal Officer and Secretary	President, Arcadia	President and Managing Director, DynaEnergetics

Executive Summary

2022 Business Overview

DMC Global Inc.’s (“DMC”, “we”, “us”, “our”, or the “Company”) businesses demonstrated the strength of their operating models and differentiated products during 2022. Arcadia, DMC’s architectural building products business reported sales of $299.5 million in 2022, up 25% from pro forma sales in the prior year. Sales at DynaEnergetics, DMC’s energy products business, increased 51% versus 2021, and benefitted from a continuing rebound in well completion activity following the COVID-19-related collapse in energy demand during 2020. 2022 marked the first year in DynaEnergetics’ history that sales of its factory-assembled, performance-assured DynaStage perforating systems exceeded 1 million units. At NobelClad, DMC’s composite metals business, sales were up 6% year-over-year, with profitability that was comparable to 2021.

Leadership Changes

On January 17, 2023, we announced the departure of Chief Executive Officer, Kevin Longe. Our Board of Directors (“Board”) appointed Michael Kuta, our then Chief Financial Officer, who has delayed his previously announced retirement, and former Chairman of the Board and director, David Aldous, as interim co-Presidents and Chief Executive Officers effective as of January 15, 2023. On February 28, 2023, Eric Walter became our Chief Financial Officer. Mr. Aldous, Mr. Kuta and Mr. Walter will oversee implementation of our strategy while a search for a permanent Chief Executive Officer occurs. Additionally, effective January 2, 2023, former Arcadia President, James Schladen retired from his position, and Arcadia appointed James Chilcoff as its new President.

In connection with these changes, our current leadership team is focused on four key near-term priorities: accelerating the integration and capacity expansion of Arcadia, strengthening the profitability of DynaEnergetics, achieving commercial success for new products introduced at NobelClad, and improving the Company’s overall cash flow through more effective working capital management and targeted cost reductions.

Several changes occurred at the Board level to support DMC through this transition. On January 15, 2023, Richard Graff assumed the role of Interim Chairman of the Board while Mr. Aldous serves in the Co-CEO role, and Ruth Dreessen has assumed the role of Chair of the Audit Committee, while Mr. Graff continues on the Audit Committee. Mr. Aldous continues as a director and as a member of the Risk Committee but has stepped down from the Audit and Compensation Committees.

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2022 Financial/Strategic Achievements

DMC acquired a 60% controlling interest in Arcadia in December 2021. The Arcadia acquisition was a milestone transaction for DMC and aligns with our strategy of supporting innovative, asset-light manufacturing businesses that provide differentiated products and engineered solutions to niche segments of the construction, energy, industrial processing and transportation markets. The acquisition significantly increased DMC’s consolidated sales and total addressable market.

DMC’s consolidated sales increased 151% to $654.1 million from $260.1 million in 2021. Arcadia contributed $299.5 million of sales in 2022. On a pro forma basis, 2022 sales increased 31% versus 2021 sales of $500.5 million, inclusive of Arcadia. At DynaEnergetics, sales increased 51% to $264.3 million from $175.4 million in 2021. Improved oil and gas demand led to an increase in North American drilling and well-completion activity and higher unit sales of DynaEnergetics’ DS perforating systems. DynaEnergetics’ international sales also improved, increasing 35% compared with 2021. Sales at NobelClad increased 6% to $90.2 million from $84.8 million in 2021.

Full year Adjusted EBITDA* attributable to DMC was $74.2 million versus $20.2 million in 2021. Arcadia’s Adjusted EBITDA attributable to DMC was $28.2 million in 2022 versus pro forma Adjusted EBITDA of $30.0 million in 2021. At DynaEnergetics, Adjusted EBITDA was $46.9 million versus $16.4 million 2021; while NobelClad reported Adjusted EBITDA of $11.9 million versus $13.7 million in 2021.

During 2022, Arcadia weathered record-high increases in its input costs for aluminum, the business’s primary raw material. While gross margin performance was negatively impacted by increases in input costs which outpaced the increase in net sales from higher average selling prices, we expect Arcadia profitability will improve incrementally throughout 2023. This expectation is driven by decreased volatility observed in input costs in the final months of 2022, as well as the subsequent shipment of a higher priced backlog.

Despite a highly competitive environment during 2022, DynaEnergetics grew its strong market position in North America, despite a highly competitive environment. DynaEnergetics continued to invest in new technologies, which are expected to result in new product innovations during 2023. DynaEnergetics also strengthened its organization with the addition of several key positions, and improved manufacturing efficiency and quality at its North American production facilities.

NobelClad continued to pursue new applications for its composite metal plates. In the third quarter of 2021, it introduced DetaPipe™, a high-performance clad-metal pipe product designed for use in corrosive, high-temperature and high-pressure industrial-processing environments. DetaPipe is experiencing increased customer interest and is the result of several years of research and development, and management believes the new product offering will address a broad range of industrial processing applications, including the production of monoethylene glycol, a key ingredient in polyester. NobelClad also experienced a significant increase in orders for its Cylindra™ cryogenic transition joints, which are used in LNG processing equipment. We believe the LNG industry is positioned for growth over the near-term as countries strive for energy independence given the war in Ukraine.

*	Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance and liquidity.
We define EBITDA as net income or loss plus or minus net interest, taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. As a result, internal management reports used during monthly operating reviews feature Adjusted EBITDA and certain management incentive awards are based, in part, on the amount of Adjusted EBITDA achieved during the year.
Adjusted EBITDA for a relevant fiscal year is the same as reported in the Company’s Form 10-K for that period. For a reconciliation of Adjusted EBITDA to the most directly comparable generally accepted accounting principle measure, refer to Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations from our Annual Report on Form 10-K for the year ended December 31, 2022.

TSR Performance

Our total stockholder return (“TSR”) relative to the compensation peer group identified below was lowest over one year, at the 6th percentile over three years and at the 33rd percentile over five years. We believe our December 2021 addition of Arcadia, a commercial and residential building products supplier, led to a transition in our stockholder base during 2022. Multiple large stockholders divested of all or a portion of their DMC shares during the year, and we believe some of these sales were made by energy-focused investors that originally purchased DMC shares based on the oil and gas-related product offerings of DynaEnergetics and NobelClad.

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In late 2022, the Compensation Committee adopted a new peer group to better match the consolidated business of DMC and to include building products and a broader range of industrial infrastructure businesses. This peer group will be used for 2023 compensation decisions.

2022 Compensation Decisions at a Glance

The following pay decisions were made in 2022:

COMPENSATION ELEMENT	2022 DESIGN PHILOSOPHY

• The Compensation Committee increased salaries by an average of 6% for continuing NEOs. • Mr. Schladen’s compensation was agreed to as part of the Arcadia transaction	• Changes to base salary consider level of responsibility and complexity of position, peer compensation levels, individual performance, market alignment and other factors

•   No change in target award opportunities for continuing NEOS

•   Mr. Schladen’s compensation was agreed to as part of the Arcadia transaction

•   Based on our strong revenue and EBITDA performance, our Compensation Committee approved a payout of 121% of target for DMC executives

•   Target awards set as a percentage of salary for each NEO

•   Weightings and metrics:  •   70% — Company Performance

•   30% — Individual Performance

•   No payout on a metric if performance is below threshold; award capped at 180% of target

•   The Compensation Committee maintained grants for most continuing NEOs at levels approximating 2021 levels. Our Chief Legal Officer received an increase to more closely reflect market compensation.

•   Mr. Schladen’s compensation was agreed to as part of the Arcadia transaction

•   For PSUs granted in 2019 measuring the 2019-2021 period, vested at 3% of target

•   Consists of time-based restricted stock or restricted stock units (RSUs) (one-half of target LTI value) and performance-based stock units (PSUs) (one-half of target LTI value)

•   Restricted stock or RSUs vest over 3-year period based on continued service

•   PSUs vest at end of 3-year period based on metrics set at time of grant

•   Actual awards can range from 0% to 200% of target award

•   Metrics:  •  Relative TSR (75%)

•  Adjusted EBITDA (25%)

Good Compensation Governance Practices

The Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of our governance practices:

WHAT WE DO	WHAT WE DON’T DO
Provide the majority of compensation in performance-based pay	No “single-trigger” change of control severance benefits
Maintain robust stock ownership requirements	No hedging transactions or pledging of our common stock by executive officers
Maintain a clawback policy	No evergreen provision in the equity incentive plan
Use an independent compensation consultant engaged by the Compensation Committee	No liberal share recycling
Conduct annual compensation program risk assessment	No liberal definition of change of control
Limit perquisites	No defined benefit plans for executive officers

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2022 Say On Pay Results & Shareholder Engagement

The Board of Directors gives significant weight to the advisory vote on executive compensation (say on pay) vote, as well as feedback from our stockholders, and responds accordingly. At the 2022 Annual Meeting of Stockholders, approximately 93.5% of stockholders supported our executive compensation program. Following the vote and throughout 2022, the Board and senior management team continued their regular cadence of communications with stockholders, engaging in over 75 in person and virtual meetings with investors during 2022, and no significant compensation matters were raised as a concern by investors. However, the Compensation Committee recognizes the ever-evolving compensation and governance landscape and will continue to review its practices and solicit stakeholder feedback on these issues.

What Guides Our Program

Our compensation philosophy and objectives are to: (i) provide a compensation program that attracts, motivates, and retains high-caliber leadership talent; (ii) offer compensation opportunities that are competitive with those provided by other comparable U.S. public companies as determined by our market research; (iii) create incentive compensation opportunities that emphasize the importance of achieving both short-term performance measures (i.e., annual) and long-term financial and strategic goals; and (iv) sponsor performance pay programs that are linked to stockholder value.

Elements of Executive Compensation

Our executive compensation program is composed of base salary and short-term and long-term incentives, each of which is described below.

	Compensation Component	Purpose
FIXED	Base salary	Provide a competitive fixed rate of pay relative to similar positions in the market
	Paid in cash	Enable the Company to attract and retain critical executive talent
AT RISK	Short-term incentives Paid in cash under the annual incentive plan	Focus NEOs on achieving rigorous and progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation
	Long-term incentives Paid under the equity incentive plan using a mix of equity vehicles	Focus NEOs on longer-term relative and absolute performance goals that strongly align with and drive stockholder value creation, as well as support the Company’s leadership retention strategy

COMPENSATION MIX

The charts below show the total target compensation of our CEO and our other NEOs. These charts illustrate that a majority of NEO total target compensation is variable (82% for our CEO and an average of 70% for our other NEOs).

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The Decision Making Process

THE ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and senior management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed at our website, www.dmcglobal.com, by clicking “Investors,” and then “Board & Governance.”

THE ROLE OF SENIOR MANAGEMENT

Our CEO confers with the Chairman of the Committee in recommending for the Committee’s approval of the salaries of, annual incentives and long-term incentives of the NEOs other than himself. Our CEO also provides an assessment of the other NEOs’ performance with respect to achieving the performance objectives for the qualitative portion of the performance bonus under the annual incentive plan. Notwithstanding the foregoing, the Committee ultimately determines compensation levels and amounts for all NEOs. The Committee determines CEO pay and performance and holds these discussions in executive session without the CEO present. In early 2023, following Mr. Longe’s departure, our Co-CEOs performed the functions of the CEO with respect to the above duties related to the performance bonus for 2022 and 2023 compensation.

THE ROLE OF THE INDEPENDENT CONSULTANT

The Committee engages an independent compensation consultant to assist the Committee in making compensation decisions for the NEOs. The Committee retained Pearl Meyer & Partners, LLC (Pearl Meyer) for 2022.

The compensation consultant reviews the Company’s overall executive officer and director compensation in comparison to other comparably-sized public companies in industries similar to the Company’s, helps the Committee identify the appropriate mix of compensation components for compensating our executive officers, and facilitates the Committee’s determination of our executive officers’ incentive based compensation. The Committee’s consultant also keeps the Committee current with pay practices and governance trends, attends meetings when necessary to review reports and analyses and conducts special studies as may be required by the Committee from time to time.

Pearl Meyer does not provide any other services to the Company or our management or have any other direct or indirect business relationships with us or our management other than to advise on board of director pay and practices. The Committee has assessed the independence of Pearl Meyer and concluded that its work does not raise any conflicts of interest.

THE ROLE OF MARKET REFERENCES AND THE PEER GROUP

The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Committee evaluates, on an annual basis, industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive. The Committee believes peer group and general industry data provide a broader pay perspective than peer group data alone.

The Committee also evaluates the appropriateness of each NEO’s compensation taking into account Company and business unit performance, job scope, individual performance, time in position, and other relevant factors. To the extent the Committee deems the compensation level associated with a NEO’s position versus the market is not aligned with the relevant factors, the Committee may choose to modify one or more of the NEO’s compensation components. The Committee does not target a specific level of pay. The peer group listed below was used for purposes of setting executive compensation levels for 2022, as well as benchmarking relative performance for awards granted under the equity incentive plan.

Berry Petroleum Corporation	Dril-Quip, Inc.	SandRidge Energy, Inc.
Cactus, Inc.	Expro Group Holdings N.V.	Trecora Resources
Chase Corporation	Helix Energy Solutions Group, Inc.	U.S. Well Services, Inc.
Comstock Resources, Inc.	LSB Industries, Inc.	W&T Offshore, Inc.
Core Laboratories N.V.	Ranger Oil Corporation (formerly Penn Virginia Corporation)

PEER GROUP DATA ($M) – KEY MEASURES

	TTM Revenues	Market Cap (as of 12/31/2022)
75th Percentile	1,015	1,333
50th Percentile	781	931
25th Percentile	356	792
DMC Global Inc.	654	380
Percentile Rank	45	0

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With the acquisition of Arcadia, a substantial portion of our business derives from architectural building products. To reflect this evolution, we have revised the roster of peer companies we reference to determine market compensation and to which we compare our performance to include a balance of building products, global industrial infrastructure and upstream oil and gas and energy companies. For 2023, our peer group is listed below.

Apogee Enterprises, Inc.	Expro Group Holdings N.V.	Hunting PLC	Quanex Building Products Corporation
Axcelis Technologies, Inc.	Gibraltar Industries, Inc.	Matrix Service Company	Tennant Company
CSW Industrials, Inc.	Helios Technologies, Inc.	Oil States International, Inc.	TETRA Technologies, Inc.
Core Laboratories N.V.	Helix Energy Solutions Group, Inc.	PGT Innovations, Inc.	Thermon Group Holdings, Inc.
Dril-Quip, Inc.

PEER GROUP DATA ($M) – KEY MEASURES

	TTM Revenues	Market Cap (as of 12/31/2022)
75th Percentile	1,222	1,421
50th Percentile	873	988
25th Percentile	726	673
DMC Global Inc.	654	380
Percentile Rank	22	5

2022 Executive Compensation Program In Detail

Base Salary

Base salary is evaluated each year after reviewing each NEO’s performance, peer group compensation data, and survey market data. The Committee reviews salaries annually and adjusts them if needed to reflect performance and ensure they remain competitive.

The Compensation Committee adjusted each NEO’s salary for competitive and market condition reasons and believed all other salaries were competitive with market levels.

NEO	2021 Base Salary	2022 Base Salary	Percentage Increase
Kevin T. Longe	$600,000	$640,000	6.7%
Michael Kuta	$370,000	$400,000	8.1%
Michelle Shepston	$330,000	$350,000	6.1%
James Schladen	-	$550,000	n/a
Ian Grieves(1)	€315,000	€325,000	3.2%

(1)	2022 amount guaranteed to be equivalent to at least $385,000, measured at the end of each year, based on the then-current exchange rate.

Annual Incentives

The annual incentive plan provides our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus awards depend on the achievement of company performance objectives and a qualitative assessment of individual performance and can range from 0% to 180% of target award. Target annual bonus opportunities are expressed as a percentage of base salary and were established by the NEO’s level of responsibility and his or her ability to impact overall results and market practices for each position.

Target award opportunities as a percentage of base salary for each NEO are as follows:

NEO	2022 Target Award Opportunity (as a % of base salary)
Kevin T. Longe	100%
Michael Kuta	60%
Michelle Shepston	40%
James Schladen	100%
Ian Grieves	60%

The annual incentive plan for the NEOs consists of a quantitative company performance component and a qualitative individual component. For all the NEOs, the company performance component at target is 70% of the total bonus, and the qualitative individual component is 30%.

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OVERALL RESULTS

The total annual bonus awards for 2022 for each NEO were calculated as follows:

NEO	Target Award ($)	Amount Earned Company Performance Component (70% weight)		Amount Earned Individual Performance Component (30% weight)		Total Award Earned for 2022
Kevin T. Longe	$640,000		$(1)		$(1)	$743,040
Michael Kuta	$240,000	$203,952		$108,000		$311,952
Michelle Shepston	$140,000	$118,972		$63,000		$181,972
James Schladen	$550,000		$(2)		$(2)	$550,000
Ian Grieves(3)	€325,000	€188,370		€87,750		€276,120

(1)	Mr. Longe’s 2022 bonus was agreed at $743,040 under his Severance and Release Agreement.
(2)	Mr. Schladen’s 2022 bonus is guaranteed at 100% target per employment agreement.
(3)	Amounts based on Mr. Grieves’ base pay guaranteed to be equivalent to at least $385,000.

COMPANY PERFORMANCE COMPONENT

The Compensation Committee reviews the performance measures under the annual incentive plan annually to ensure they support our operating plan and keep our NEOs focused on attaining progressively challenging short-term goals. For 2022, the Company performance component was based on DMC Global or business unit performance against pre-determined Adjusted EBITDA as a percentage of revenue goals. For actual performance that falls between data points, linear interpolation is used to calculate the payout. Adjusted EBITDA is a non-GAAP measure that we believe provides an important indicator of our ongoing performance, is aligned with our operating plan and is used regularly in financial decisions.

The Company performance component of the award is determined based on actual performance achieved, as well as each NEO’s respective area(s) of responsibility — in either DMC Global or their respective business unit.

DMC Global Inc.

NEOs:

Mr. Longe, Chief Executive Officer
Mr. Kuta, Chief Financial Officer
Ms. Shepston, Chief Legal Officer

In March 2022, the Board adopted 2022 Company performance measures set forth in relevant part below, with target payout to occur at $585 million in revenue and $73 million in Adjusted EBITDA.

Company Performance Component: DMC (in millions)

Revenue	$520.0	$533.0	$546.0	$559.0	$572.0	$585.0	$598.0	$611.0	$624.0	$637.0	$650.0
Adjusted EBITDA	$49.5	$53.9	$58.4	$63.1	$68.0	$73.0	$78.8	$84.8	$90.9	$94.2	$103.7
Adjusted EBITDA %	10%	10%	11%	11%	12%	12%	13%	14%	15%	15%	16%
Payout %	0%	36%	52%	68%	84%	100%	116%	132%	148%	164%	180%

Actual results: The Company’s 2022 Adjusted EBITDA percentage of 11.3% and revenue of $654.1 million resulted in a 121% payout for the Company performance component portion of the annual award. Mr. Longe’s 2022 bonus was agreed under his Severance and Release Agreement.

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Arcadia

NEOs:

James Schladen, President

In March 2022, the Board adopted 2022 Arcadia performance measures set forth in relevant part below, with target payout to occur at $255.0 million in revenue and $51 million in Adjusted EBITDA.

Company Performance Component: Arcadia (in Millions)

Revenue	$240.0	$243.0	$246.0	$249.0	$252.0	$255.0	$258.0	$261.0	$264.0	$267.0	$270.0
Adjusted EBITDA	$43.2	$44.7	$46.2	$47.8	$49.4	$51.0	$53.7	$56.4	$59.1	$61.9	$64.8
Adjusted EBITDA %	18%	18%	19%	19%	20%	20%	21%	22%	22%	23%	24%
Payout %	0%	36%	52%	68%	84%	100%	116%	132%	148%	164%	180%

Actual results: Arcadia’s Adjusted EBITDA percentage of 15.7% and revenue of $299.5 million would have resulted in a 0% payout for the Company performance component portion of the annual award; however, Mr. Schladen’s 2022 bonus was guaranteed at 100% target per his employment agreement executed in connection with the Arcadia acquisition.

DynaEnergetics

NEOs:

Mr. Grieves, President and Managing Director

In March 2022, the Board adopted 2022 DynaEnergetics performance measures set forth in relevant part below, with target payout to occur at $230 million in revenue and $41.4 million in Adjusted EBITDA.

Company Performance Component: DynaEnergetics (in millions)

Revenue	$200.0	$206.0	$212.0	$218.0	$224.0	$230.0	$236.0	$242.0	$248.0	$254.0	$260.0
Adjusted EBITDA	$28.0	$30.5	$33.1	$35.8	$38.5	$41.4	$44.4	$47.4	$50.6	$50.8	$57.2
Adjusted EBITDA %	14%	15%	16%	16%	17%	18%	19%	20%	20%	20%	22%
Payout %	0%	36%	52%	68%	84%	100%	116%	132%	148%	164%	180%

Actual results: DynaEnergetics’ Adjusted EBITDA percentage of 17.8% and revenue of $264.3 million resulted in a 138% payout for the Company performance component portion of the annual award.

Individual Performance Component

With respect to 2022, the Compensation Committee considered the contribution of each NEO to Company performance, including navigating the Arcadia integration, challenging supply chain conditions, and DynaEnergetics’ significantly improved performance, while maintaining focus on operational excellence and product innovation, and other individual achievements.

Based on these accomplishments, the Committee determined that the percentage multiple for Messrs. Kuta and Grieves and Ms. Shepston was 150%. As discussed above, Mr. Longe’s 2022 bonus was agreed under his Severance and Release Agreement, and Mr. Schladen’s 2022 bonus was guaranteed at 100% target per his employment agreement.

Long-Term Equity Incentives

The Committee believes that long-term equity incentive grants are important in aligning executives with the long-term performance of the Company. For 2022, the Committee set target long-term incentive grants for each NEO. Awards were granted using a mix of restricted stock or restricted stock units (RSUs) and performance share units (PSUs).

Restricted Stock/RSUs. Restricted stock vests over a three-year period with one-third of such shares vesting on each of the first, second and third anniversaries of the grant date. RSUs are granted to non-US NEOs and vest over a three-year period. RSU’s granted to Mr. Grieves vest on each of the first, second and third anniversaries of grant. Each RSU represents the right to receive one share of the Company’s stock upon vesting.

PSUs. PSUs are performance-based equity awards that provide for payouts that can range from 0% to 200% of the target number of PSUs granted based on achievement of financial performance goals and relative TSR results over a three-year period (Performance Period). Each earned PSU represents the right to receive one share of the Company’s common stock.

The PSUs earned, if any, will cliff vest on the third anniversary of grant based on the degree of satisfaction of the PSU performance conditions. The actual number of PSUs earned and vested over the Performance Period is dependent on the achievement of a pre-determined Adjusted EBITDA goal (25%) and TSR performance relative to the peer group (75%).

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The table below shows the equity awards granted under the 2016 Omnibus Incentive Plan (the “Plan”) on March 2, 2022 for each of the NEOs:

NEO	Restricted Stock/RSUs	PSUs(1)	Grant Date Value(2)
Kevin T. Longe	36,914	36,914	$2,161,133
Michael Kuta	12,182	12,182	$713,198
Michelle Shepston	6,460	6,460	$378,201
James Schladen	20,303	20,303	$1,188,638
Ian Grieves	6,460	6,460	$378,201

(1)	Number of PSUs granted assuming target performance achieved.
(2)	See footnote 1 to Summary Compensation Table for an explanation of calculation

The Compensation Committee established target LTI awards for each NEO. The number of shares or units is calculated based on the LTI targets and the closing price of the Company’s stock on the day prior to grant date.

RETENTION GRANT – IAN GRIEVES

Based on the contributions of Ian Grieves to DynaEnergetics, the Compensation Committee determined that it would be advisable to take certain steps to ensure the retention of Ian Grieves as a valued leader of the DynaEnergetics team. The Committee recommended, and the Board approved, a one-time grant of stock effective as of March 2, 2022, pursuant to the 2016 Omnibus Incentive Plan as follows:

NEO	Number of Shares Cliff Vesting on Second Anniversary of Grant	Number of Shares 100% Vested at Grant	Total Shares Granted
Ian Grieves	2,461	1,230	3,691

VESTING OF PRIOR AWARDS

PSU’s granted on February 26, 2019 vested on February 26, 2022 at 3% of target award amounts based on the following:

•	5% achievement of average Adjusted EBITDA over 2019-2021 of $45.0 million against a pre-established three-year performance goal range of $43.0 million (minimum), $86.0 million (target) and $129.0 million (maximum).
•	The Company’s compensation peer group achived a relative three-year TSR of 102%. The relative three-year TSR of the Company’s shares was 20%. As such, none of the TSR PSUs vested.

		Number of PSUs
Name	Title	Granted(1)	Vested
Kevin T. Longe	President and Chief Executive Officer	8,809	225
Michael Kuta	Chief Financial Officer	2,883	74
Michelle Shepston	Executive Vice President, Chief Legal Officer and Secretary	1,830	47
Ian Grieves	President and Managing Director, DynaEnergetics	2,288	58

(1)	Number of PSUs granted assuming target performance achieved.

PREVIEW OF 2023 COMPENSATION PROGRAM

With the departure of our former CEO, the Board appointed Michael Kuta and David Aldous as Co-President and Chief Executive Officers. In his capacity as interim co-CEO, each of Messrs. Aldous and Kuta will receive a base salary of $600,000 and a performance-based incentive bonus targeted at $600,000, in each case pro-rated for time actually served as co-CEO. On January 15, 2023, each of Messrs. Kuta and Aldous were granted 27,510 shares of restricted stock with a value of $600,000 with a one-year vesting period.

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In furtherance of our focus on improving profitability and overall cash flow management, the Compensation Committee has elected to add SG&A percentage as a factor in determining the Company Performance Component of the annual cash bonus for 2023. The relative weighting for Company Performance metrics in 2023 will be as follows:

Revenue	25%
Adjusted EBITDA as a % of sales	25%
SG&A %	20%

Other Executive Compensation Practices and Policies

Stock Ownership Guidelines

We maintain rigorous stock ownership guidelines. After a five-year phase-in period, our CEO is expected to hold common stock with a value that is at least five times his base salary. After a three-year phase-in period, each of our other NEOs is expected to hold common stock equal to the aggregate number of shares awarded to such officer over the preceding three-year period, less the amount of stock equal in value to the taxes paid on such stock award. In addition, within five years of election to the Board, our non-employee directors are expected to hold stock worth at least five times the amount of the annual cash Board retainer fee. For purposes of the calculations for the CEO and non-employee directors, all shares held, whether vested, unvested or deferred, are considered owned by the executive or director. The value of shares held is calculated at the higher of (i) the average closing price of a share of the Company’s stock for the year ending December 31 and (ii) the fair market value of the Company’s stock on the date of vesting or acquisition. All of our NEOs and directors are in compliance with the stock ownership guidelines or fall within the relevant exception period.

Anti-Hedging and Anti-Pledging Policy

Our directors, officers and employees are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against potential changes in the value of DMC common stock. In addition, our directors, officers and employees are prohibited from holding DMC securities in a margin account or pledging DMC securities as collateral for a loan.

Clawback Policy

Our clawback policy allows the Board to recoup certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The policy covers all the Company’s current and future NEOs and applies to incentive compensation paid by the Company (annual bonuses and other short-term and long-term incentives, restricted stock and other equity awards). We will update this policy as and when required by recent SEC and Nasdaq rules.

Risk Assessment and Mitigation of Compensation Policies and Practices

Our Compensation Committee, with the assistance of management, reviews on an annual basis our compensation programs and considers whether they encourage excessive risk-taking by employees at the expense of long-term Company value. The Committee believes that the design of our executive compensation program, which includes a mix of annual and long-term incentives (a substantial portion of which are performance based) and cash and equity awards, along with our stock ownership guidelines and clawback policy, provide an appropriate balance between risk and reward and do not motivate imprudent risk-taking. As a result, we do not believe that our compensation policies are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Generally, a public company cannot deduct compensation in excess of $1 million paid in any year to a company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated officers. Traditionally, certain “qualified performance-based compensation” was not subject to this $1 million limitation; however, 2017 tax reform eliminated the qualified performance-based compensation exemption. Nevertheless, our Compensation Committee continues to view pay for performance as an important part of our executive compensation policy. The Compensation Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its stockholders.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Robert A. Cohen (Chair)
Michael A. Kelly
Clifton Peter Rose

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

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SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2022

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Kevin T. Longe Chief Executive Officer	2022	$640,000		$-		$2,161,133	$743,040	$77,515	(2)	$3,621,688
	2021	600,000		449,992		2,273,936	432,000	88,338		3,844,266
	2020	600,000		-		2,322,224	180,000	83,431		3,185,655
Michael Kuta Chief Financial Officer	2022	400,000		-		713,198	275,950	41,848	(3)	1,430,996
	2021	370,000		276,995		750,429	159,600	45,052		1,602,076
	2020	370,000		-		766,297	66,500	65,181		1,267,978
Michelle Shepston Executive Vice President, Chief Legal Officer and Secretary	2022	350,000		-		378,201	160,970	38,468	(4)	927,639
	2021	330,000		247,007		295,619	94,600	41,329		1,008,555
	2020	315,000		-		301,904	37,750	42,630		697,284
James Schladen President, Arcadia(5)
	2022	550,000		-		1,188,638	550,000	27,000	(6)	2,315,638
Ian Grieves President and General Manager, DynaEnergetics	2022	386,313	(7)	99,989	(8)	378,201	292,400	33,309	(9)	1,190,212
	2021	358,628		-		397,957	76,881	43,142		876,608
	2020	359,209		-		406,427	63,000	38,807		867,443
(1)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used to determine the amounts in this column are the same as those used in the valuation of compensation expense for our audited financial statements. This column was prepared assuming none of the awards will be forfeited. Awards granted in 2022 include restricted stock awards, restricted stock units, and performance share units. The grant date fair values of restricted stock awards and restricted stock units were based on the market price of our stock on the grant dates. The fair value of performance share units with target Adjusted EBITDA performance conditions is based on the fair value of DMC’s stock on the grant date. The fair value of PSUs with TSR performance conditions is based on a third-party valuation simulating a range of possible TSR outcomes over the performance period. For additional information about these restricted stock awards, refer to Note 8 within our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. The performance-based portion of the award assumes target performance will be achieved. For Mr. Longe, Mr. Kuta, Ms. Shepston, Mr. Schladen, and Mr. Grieves the grant date fair value of their 2022 stock awards assuming maximum achievement of performance metrics would be $3,322,266, $1,096,386, $581,400, $1,827,267, and $581,400, respectively.
(2)	Includes commuting expenses ($34,344), insurance premium payments ($22,322), matching contributions under the company’s 401(k) plan ($12,200), reimbursement of professional fees for financial planning advisory services and personal use of Company-provided vehicle. On certain occasions in 2022, family members of Mr. Longe accompanied him on business trips on Company-provided aircraft at no incremental cost to us.
(3)	Includes automobile and fuel allowances ($18,000), matching contributions under the Company’s 401(k) plan ($12,200), insurance premium payments ($8,498), and reimbursement of professional fees for financial planning advisory services.
(4)	Includes automobile and fuel allowances ($18,000), matching contributions under the Company’s 401(k) plan ($12,200), and insurance premiums ($8,268).
(5)	Mr. Schladen was appointed President, Arcadia on December 23, 2021.
(6)	Includes automobile and fuel allowances ($27,000).
(7)	Annual salary of €325,000 guaranteed to be equivalent to at least $385,000, measured at the end of each year, based on the then-current exchange rate.
(8)	Retention bonus granted to Mr. Grieves. This bonus was granted on March 2, 2022, in the form of restricted stock awards of 3,691. One-third of the restricted stock award grants vested immediately, and two-thirds of the awards will vest on March 2, 2024.
(9)	Includes expenses relating to a company-leased automobile that was provided to Mr. Grieves ($21,860), company contributions to insurance and pension plans ($11,449). Automobile expenses include monthly lease payments and all operating expenses (gas, maintenance, insurance, etc.). Mr. Grieves’ compensation is paid to him in Euros. All amounts included in this and other tables are described in U.S. dollars and were converted using exchange rates of 1.053 for 2022, 1.1828 for 2021, and 1.1419 for 2020.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following pay versus performance (“PVP”) table and related information, including “compensation actually paid” or “CAP” (as defined by the SEC) for compliance purposes. “Compensation actually paid” is a measure defined in SEC rules that adjusts amounts shown in the Summary Compensation Table (“SCT”) to better reflect the economic benefits received by an executive in a given year in respect of his or her compensation. CAP reflects adjusted values to unvested and vested equity awards during the years shown in the tables below based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant decrease to 2022 CAP). Neither the Committee nor the executive officers of our Company directly use the information in this table or the related disclosures when making compensation decisions. For information regarding the Company’s pay-for-performance philosophy and how the Compensation Committee makes its decisions about our named executive officer’s pay each year, refer to the Compensation Discussion & Analysis (“CD&A”) in this proxy statement and in the proxy statements for the years ending December 31, 2021 and 2020.

					Value of Initial Fixed $100 Investment based on:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(4)	DMC Global Inc. Total Stockholder Return(5)	Peer Group Total Stockholder Return(6)	Net Income (Loss) (thousands) ($)(7)	Adjusted EBITDA (thousands) ($)(8)
2022	$3,621,688	$1,101,613	$1,466,121	$943,393	$43.26	$128.35	$13,833	74,199
2021	3,844,266	3,065,356	1,004,907	910,996	88.14	189.83	(1,010)	20,179
2020	3,185,655	2,523,545	791,515	650,352	96.24	148.88	(1,412)	19,147
(1)	Reflects compensation amounts reported in the “Summary Compensation Table” for our former CEO, Kevin Longe, for the respective years shown.
(2)	As determined in accordance with SEC rules, “compensation actually paid” to our CEO in each of 2022, 2021 and 2020 reflects the respective amounts set forth in the table above, adjusted as set forth in the table below, and is calculated as of each year-end. The dollar amounts reflected for “Compensation actually paid” in the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year, as this depends on the factors discussed in CD&A. For information regarding the decisions made by our Compensation Committee in regard to the CEO’s compensation for each fiscal year, please see the CD&A sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Description of Adjustment	2022	2021	2020
Summary Compensation Table – Total Compensation	$3,621,688	$3,844,266	$3,185,655
Less: Stock award values reported in SCT for the covered year	(2,161,133)	(2,273,936)	(2,322,224)
Plus: Fair value for stock awards granted in the covered year	1,391,183	1,101,881	2,552,612
Change in fair value of outstanding unvested stock awards from prior years	(802,369)	(953,988)	(479,478)
Fair value on vesting date of stock awards granted in the covered year that vested during the covered year	-	-	-
Change in fair value of stock awards from prior years that vested in covered year	(286,564)	1,544,217	(426,965)
Fair value as of prior fiscal year end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	(661,192)	(197,084)	-
Dollar value of dividends paid on stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	-	-	13,945
Compensation Actually Paid	1,101,613	3,065,356	2,523,545

Equity Valuations: The fair value of restricted stock awards (RSAs) and restricted stock units (RSUs) granted is based on the fair value of DMC’s stock on the grant date. Adjustments have been made using the stock price as of year end and as of each date of vest. The grant date fair values of performance-based restricted share units (PSUs) with target Adjusted EBITDA performance conditions are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. The fair value of PSUs with TSR performance conditions is based on a third-party valuation simulating a range of possible TSR outcomes over the performance period. Adjustments have been made using the third-party valuation simulating a range of possible TSR outcomes as measured at each year end or the stock price and awards achieved as of each date of vest.

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(3)	The following non-CEO named executive officers are included in the average figures shown:
2022: Michael Kuta, Michelle Shepston, James Schladen, and Ian Grieves
2021: Michael Kuta, Michelle Shepston, Ian Grieves, and Antoine Nobili
2020: Michael Kuta, Michelle Shepston, Ian Grieves, and Antoine Nobili
(4)	As determined in accordance with SEC rules, average “compensation actually paid” for our non-CEO NEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in the table above, adjusted as set forth in the table below and is calculated as of each year-end. The dollar amounts reflected in “Average Compensation Actually Paid” to non-CEO NEOs in the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year, as this depends on the factors discussed in CD&A. For information regarding the decisions made by our Compensation Committee in regard to the non-CEO NEOs’ compensation for each fiscal year, please see the CD&A sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Description of Adjustment	2022 Average	2021 Average	2020 Average
Summary Compensation Table – Total Compensation	$1,466,121	$1,004,907	$791,515
Less: Stock award values reported in SCT for the covered year	(689,557)	(389,440)	(379,511)
Plus: Fair value for stock awards granted in the covered year	439,759	188,701	419,118
Change in fair value of outstanding unvested stock awards from prior years	(138,592)	(152,707)	(91,815)
Fair value on vesting date of stock awards granted in the covered year that vested during the covered year	8,330	-	-
Change in fair value of stock awards from prior years that vested in covered year	(37,669)	298,692	(90,848)
Fair value as of prior fiscal year end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during the covered fiscal year	(104,999)	(39,157)	-
Dollar value of dividends paid on stock awards in the covered fiscal year prior to vesting that are not otherwise included in total compensation	-	-	1,893
Compensation Actually Paid	943,393	910,996	650,352

Equity Valuations: The fair value of restricted stock awards (RSAs) and restricted stock units (RSUs) granted is based on the fair value of DMC’s stock on the grant date. Adjustments have been made using the stock price as of year-end and as of each date of vest. The grant date fair values of performance-based restricted share units (PSUs) with target Adjusted EBITDA performance conditions are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vest. The fair value of PSUs with TSR performance conditions is based on a third-party valuation simulating a range of possible TSR outcomes over the performance period. Adjustments have been made using the third-party valuation simulating a range of possible TSR outcomes as measured at each year end or the stock price and awards achieved as of each date of vest.
(5)	Total shareholder return (TSR) reflects the value at the end of the year shown of $100 invested in the Company’s common stock at the closing market price on the last trading day immediately prior to the first year shown. This provides a cumulative TSR value that incorporates both the appreciation or depreciation of the Company’s stock price and the value of dividends, which are assumed to have been reinvested in additional DMC shares. Past performance is not a guarantee of future results.
(6)	Peer group TSR for the relevant fiscal year, represents the cumulative TSR of the Nasdaq Non-Financial Stocks Index (XNDX) for the measurement periods ending on December 31, 2022, 2021 and 2020, respectively. We have selected the Nasdaq Non-Financial Stocks Index (XNDX) as our peer group as it was also used for the stock performance graph required by Item 201(e) of Regulation S-K in our Annual Report for the year ended December 31, 2022.
(7)	Reflects “Net income (loss) attributable to DMC Global Inc. stockholders” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

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(8)	Company Selected Measure is a non-GAAP measure, Adjusted EBITDA which is described below.

Listed below are the financial performance measures which in our assessment represent the most important performance measures we use to link CAP to our named executive officers, for 2022, to company performance.

Measure	Nature	Explanation
Revenue	Financial Measure	Net sales as included in the Company’s Consolidated Statement of Operations.
Adjusted EBITDA	Financial Measure	Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) measure that we believe provides an important indicator of our ongoing operating performance and that we use in operational and financial decision-making. We define EBITDA as net income or loss plus or minus net interest, taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring expenses and asset impairment charges and, when appropriate, nonrecurring items that management does not utilize in assessing DMC’s operating performance. Adjusted EBITDA attributable to DMC Global Inc. stockholders excludes the adjusted EBITDA attributable to the 40% redeemable noncontrolling interest in Arcadia.
Adjusted EBITDA as a percentage of revenue	Financial Measure	Adjusted EBITDA, non-GAAP measure, as defined above, divided by total revenue.

Relationship between Pay and Performance. Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2020, 2021 and 2022 to (1) TSR of both DMC Global Inc. and the Nasdaq Non-Financial Stocks Index (XNDX), (2) DMC’s net income and (3) DMC’s Adjusted EBITDA.

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GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards	Grant Date Fair Value of Stock Awards
		($)(1)(2)			Performance-Based Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)(4)	($)(5)
Kevin T. Longe	N/A	$-	$640,000	$ 1, 152,000
Restricted Stock Awards(4)	02-Mar-22							53,525	$1,449,992
PSUs(4)	02-Mar-22				-	36,914	73,828	-	$1,161,133
Michael Kuta	N/A	$-	$240,000	$432,000
Restricted Stock Awards(4)	02-Mar-22							22,407	$607,006
PSUs(4)	02-Mar-22				-	12,182	24,364	-	$383,188
Michelle Shepston	N/A	$-	$140,000	$252,000
Restricted Stock Awards(4)	02-Mar-22							15,578	$422,008
PSUs(4)	02-Mar-22				-	6,460	12,920	-	$203,199
James Schladen	N/A	$-	$550,000	$990,000
Restricted Stock Awards(4)	02-Mar-22							20,303	$550,008
PSUs(4)	02-Mar-22				-	20,303	40,606	-	$638,629
Ian Grieves	N/A	$-	$231,000	$415,800
Restricted Stock Units(4)	02-Mar-22				-	-	-	10,151	$274,991
PSUs(4)	02-Mar-22				-	6,460	12,920	-	$203,199
(1)	Actual amounts paid pursuant to our non-equity incentive plan are reported in the non-equity incentive plan column of the Summary Compensation Table. With respect to Messrs. Longe, Kuta, Schladen and Grieves and Ms. Shepston, these numbers represent threshold, target and maximum amounts that could have been earned under our annual performance bonus plan, which is based 70% on quantitative measures and 30% on qualitative measures, and allows for payments between 0% (threshold) and 180% (maximum) of the target amount, which is a specified percentage of base salary. At the time these measures are set and communicated to our named executive officers, they are substantially uncertain.
(2)	Non-equity incentive plan awards for each of our named executives consist of a qualitative portion and a quantitative portion. The qualitative portion for each officer is based on the performance of that officer’s individual responsibilities in meeting the strategy and objectives set by the Board for the Company. The quantitative portion of the awards for Messrs. Longe and Kuta and Ms. Shepston is based on Adjusted EBITDA of DMC as a percentage of revenue achieved in 2022, and in the case of Messrs. Schladen and Grieves, Adjusted EBITDA as a percentage of revenue of the Arcadia and NobelClad divisions, respectively. Mr. Grieves payout under the non-equity incentive plan are paid in Euros and converted to U.S. dollars using an exchange rate of 1.053.
(3)	Represents performance share units (PSUs). Performance share units represent the right to receive one share of the Company’s stock based on the satisfaction of certain performance conditions. They vest on the third anniversary of the date of grant contingent on the achievement of two separate performance conditions - the achievement of a targeted Adjusted EBITDA goal (25%) and total shareholder return (TSR) performance relative to a disclosed peer group (75%).
(4)	Represents restricted stock and restricted stock units granted to Messrs. Longe, Kuta, Schladen, and Grieves and Ms. Shepston, which vest in one-third increments on the first, second and third anniversaries of the grant date except for as follows. For 16,611 restricted stock awards granted to Mr. Longe, 10,225 restricted stock awards granted to Mr. Kuta, 9,188 restricted stock awards granted to Ms. Shepston, and 3,691 restricted stock units granted to Mr. Grieves, one-third of the grant vested upon issuance and the remainder will vest in full on the second anniversary of the date of grant. The RSUs granted to Mr. Grieves relate to the retention bonus as discussed in the Compensation Discussion & Analysis section above. The restricted stock awards granted to Messrs. Longe and Kuta and Ms. Shepston relate to a transaction bonus for the significant efforts expended in closing the 2021 Arcadia acquisition and were included in the summary compensation table in prior year.
(5)	In accordance with FASB ASC Topic 718, restricted stock awards and restricted stock units are valued based on the fair value of the Company’s stock on the last market trading day prior to the grant date. The fair value of a performance unit with target Adjusted EBITDA performance conditions is based on the fair value of the Company’s stock on the grant date. The fair value of a performance unit with TSR performance conditions is based on a third-party valuation simulating a range of possible TSR outcomes over the performance period. We have calculated the total grant date fair value of performance units assuming achievement of the target level of performance.

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EMPLOYMENT AGREEMENTS

During 2022, the Company had an employment agreement with Messrs. Longe and Schladen and agreements to compensate Messrs. Kuta and Grieves and Ms. Shepston.

KEVIN T. LONGE

On June 26, 2012, Mr. Longe was appointed as the Company’s Chief Operating Officer and Executive Vice President. At the time of his hiring as the Company’s Chief Operating Officer, the Company and Mr. Longe agreed upon the terms and form of an employment agreement the parties would execute if the Board made Mr. Longe the Company’s President and Chief Executive Officer. This employment agreement was executed and became effective when Mr. Longe assumed the position of President and Chief Executive Officer on March 1, 2013.

Mr. Longe’s employment agreement provided for an annual base salary, which was reviewed annually and subject to increase (but not decrease) at the discretion of the Compensation Committee. This agreement provided that Mr. Longe was eligible (but not guaranteed) to receive a discretionary annual bonus of up to 100% of his base salary, based upon achievement of performance goals established by the Compensation Committee. Mr. Longe was eligible to receive other incentive awards, which would vest immediately if Mr. Longe’s employment was terminated other than for cause.

Under the employment agreement, Mr. Longe also received the following benefits: (i) term life insurance coverage in the amount of $750,000, which is in addition to the standard term life insurance provided in the Company’s standard benefit plan; (ii) participation in the executive long-term disability plan; (iii) four weeks of vacation per year; (iv) participation in the Company’s standard benefit programs including health and dental insurance, term life insurance, accidental death and dismemberment insurance, short and long term disability, paid holiday, and certain other standard benefits provided by the Company; (v) participation in the Company’s 401(k) retirement plan; and (vi) reimbursement of up to $5,000 of professional service fees annually for financial planning and/or tax consulting.

The employment agreement could be terminated at any time by the Company for cause (as defined below) effective immediately upon written notice to Mr. Longe. The employment agreement also provided that Mr. Longe’s employment could be terminated by the Company for any reason other than for cause upon the payment of an amount equal to 18 months of salary, payable in equal monthly payments, plus a bonus for such period equal to 150% of the average bonus (if any) paid to Mr. Longe for the three years preceding his termination (or, if shorter, the number of years of his employment with the Company), provided that Mr. Longe released the Company from all claims as a condition of receiving the payments. Such amounts would be reduced to the extent that Mr. Longe accepted other employment prior to the final payment. Mr. Longe could terminate his employment with the Company at any time upon sixty days written notice (or upon such shorter period as the Company may agree in writing).

For purposes of Mr. Longe’s employment agreement, “cause” was defined as: (i) a willful and substantial breach by Mr. Longe of the terms of the employment agreement that has a materially adverse effect on the business and affairs of the Company; (ii) the failure by Mr. Longe to substantially perform, or the gross negligence in the performance of, his duties under the agreement for a period of fifteen days after the Board has made a written demand for performance which specifically identifies the manner in which it believes that Mr. Longe has not substantially performed his duties; (iii) the commission by Mr. Longe of a willful act or failure to act of misconduct which is injurious to the Company, including, but not limited to, material violations of any Company policy (such as the Company’s Code of Ethics); (iv) conviction or a plea of guilty or nolo contendere in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; or (v) an act or failure to act constituting fraud or dishonesty that compromises Mr. Longe’s ability to act effectively as a high-level executive of the Company.

Mr. Longe’s agreement provided that if a Change in Control Event (as defined below) occured and was followed within one year by a Material Change (as defined below) and the Material Change was not corrected following notice, Mr. Longe could terminate his employment, if not already terminated by the Company. If that occured, Mr. Longe would be paid an amount equal to two years of salary and 200% of the average annual bonus earned over the preceding three years. In addition, all of Mr. Longe’s restricted stock or other equity awards would immediately vest.

Generally, a “Change in Control Event” means (i) a person or group acquires 25% of more of the Company’s stock; (ii) over a 24-month period the members of the Board at that time, or their appointees, fail to constitute a majority of the Board; (iii) the Company sells substantially all of its assets or merges into another corporation and its stockholders do not control the merged corporation; or (iv) the Company’s stockholders approve the liquidation or dissolution of the Company. Generally, a “Material Change” means (i) a material change in Mr. Longe’s functions, duties or responsibilities from those before the Change in Control Event; (ii) the Company assigns or reassigns him to another place of employment at least fifty miles from Boulder, Colorado; (iii) his salary and other compensation are reduced; or (iv) a purchaser of all or substantially all of the company’s assets fails to assume Mr. Longe’s employment agreement.

The employment agreement also contained customary non-competition and non-solicitation covenants. These covenants were effective during Mr. Longe’s employment and will continue for a period of two years following termination of his employment for any reason.

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Subsequent to December 31, 2022 and effective January 15, 2023, Mr. Longe departed as director and the Chief Executive Officer of the Company. On February 13, 2023, Mr. Longe and the Company entered into a Severance and Release Agreement on terms consistent with compensation consistent with a termination without cause under his employment agreement with the Company.

Subject to the terms and conditions of the Severance and Release Agreement, Mr. Longe will receive (i) 18 months of salary, (ii) a lump sum cash payment of $626,100, (iii) a further cash payment of approximately $743,040 in lieu of a bonus for 2022 and (iv) the vesting of certain grants of performance units.

JAMES SCHLADEN

On December 23, 2021, James Schladen was hired and appointed as the President of Arcadia. As part of the Arcadia acquisition, an employment agreement was agreed upon by and among DMC and Arcadia and Mr. Schladen. This employment agreement was executed and became effective when Mr. Schladen assumed the position of President of Arcadia on December 23, 2021.

Mr. Schladen’s employment agreement provided for an annual base salary, to be reviewed annually and subject to increase (but not decrease) at the discretion of DMC. This agreement provided that Mr. Schladen is eligible to receive a discretionary annual bonus of up to 100% of his base salary, based upon achievement of performance goals established by the Compensation Committee of DMC. Mr. Schladen’s bonus for fiscal year 2022 would be guaranteed at a minimum of $550,000. Mr. Schladen would be eligible to receive certain equity incentive awards.

Under the employment agreement, Mr. Schladen also received or was eligible to receive the following benefits: (i) participation in all incentive, savings and retirement plans, practices, policies and programs of DMC and Arcadia; (ii) participation in all benefits under all welfare benefit plans, practices, policies and programs provided by DMC and Arcadia; (iii) a car allowance of $1,500 per month; and (iv) five weeks of vacation per year.

The employment agreement could be terminated at any time by Arcadia for cause (as defined below) effective immediately upon written notice to Mr. Schladen. The employment agreement also provided that Mr. Schladen’s employment could be terminated by Arcadia for any reason other than for cause or by Mr. Schladen with Good Reason. Upon a termination without cause or by Mr. Schladen with Good Reason, Mr. Schladen would be entitled to the following payments and benefits (i) a lump sum severance payment in an amount equal to two years of salary and 100% of the average annual bonus earned over the preceding two years (or, if shorter, the annual bonus in the preceding year); (ii) a prorated bonus for the then current year; and (iii) to the extent then-outstanding and unvested, any time-vested equity grants shall vest in full and become non-forfeitable provided that Mr. Schladen released DMC and Arcadia from all claims as a condition of receiving the payments. Mr. Schladen could terminate his employment with Arcadia at any time upon written notice.

For purposes of Mr. Schladen’s employment agreement, “cause” is defined as: (i) theft or embezzlement of Arcadia funds or assets; (ii) conviction of, or guilty plea or no contest plea, to a felony charge or any misdemeanor involving moral turpitude; (iii) noncompliance with any laws or regulations, foreign or domestic, that materially and adversely affects the operation of the Arcadia business; (iv) violation of any lawful express direction of, or any material violation of a rule, regulation or policy established by Arcadia or DMC, so long as such rule, regulation or policy is consistent with the terms of this Agreement, that materially and adversely affects the operation of the Arcadia business; or (v) material breach of this Agreement or any award agreement for equity grants between Mr. Schladen and Arcadia or DMC, or breach of Mr. Schladen’s fiduciary duties, in each case, that materially and adversely affects the operation of Arcadia’s business; provided however, that cause shall not exist for subparagraph (iv) or (v) unless Mr. Schladen has been given written notice specifying the act, omission, or circumstances alleged to constitute cause and, to the extent curable, Mr. Schladen fails to cure or remedy such act, omission, or circumstances within thirty (30) days after receipt of such notice, as determined by Arcadia reasonably and in good faith. “Good Reason” is defined as a resignation that occurs within sixty days following Arcadia’s failure to cure any of the following within sixty days of receiving written notice from Mr. Schladen of the existence of any of the following, which written notice must be provided within sixty days of the initial occurrence of such item and must specify in detail the facts and circumstances giving rise to such item: (i) a material diminution of Mr. Schladen’s duties or responsibilities from those reasonably expected in Mr. Schladen’s role as president of a business unit of DMC, (ii) any reduction in Mr. Schladen’s base salary or nonpayment of Mr. Schladen’s base salary, (iii) any material change in the primary geographic location at which Mr. Schladen must perform services, or (iv) any material breach of the employment agreement by Arcadia.

Mr. Schladen’s agreement provided that if a Change in Control event (as defined below) occured and is followed within one year by the termination of employment by Arcadia without cause or upon Mr. Schladen’s resignation, Mr. Schladen will be paid an amount equal to two years of salary and 100% of the average annual bonus earned over the preceding two years (or, if shorter, the annual bonus paid in the preceding year) and a prorated bonus for the then current year. In addition, all of Mr. Schladen’s restricted stock or other equity awards would immediately vest.

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Generally, a “Change in Control” means (i) a person or group acquires 25% of more of the DMC’s stock; (ii) over a 24-month period the members of the Board of DMC, or their appointees, fail to constitute a majority of the Board; (iii) DMC consummates a reorganization, merger or consolidation or sale of all or substantially all of its assets and its stockholders and the DMC Board members do not control the surviving corporation; or (iv) DMC’s stockholders approve the liquidation or dissolution of DMC.

The employment agreement also contains customary non-solicitation covenants. These covenants will be effective during Mr. Schladen’s employment and for a period of one year following termination of his employment for any reason. Mr. Schladen also entered into a Restrictive Covenant Agreement in connection with the Arcadia acquisition pursuant to which he has agreed not to compete with Arcadia for a specified period.

Subsequent to December 31, 2022 and effective January 2, 2023, Mr. Schladen retired from his position. On March 15, 2023, Mr. Schladen entered into a Severance and Release Agreement with DMC and Arcadia on terms consistent with a termination by the Company without cause or by Mr. Schladen for Good Reason. Subject to the terms and conditions of the Severance and Release Agreement, Mr. Schladen will receive a lump sum of $1,252,934.

MICHAEL KUTA

Our offer letter with Mr. Kuta dated February 23, 2014, provided a base salary, with participation in the annual incentive plan at a target level of 60% of base salary. Mr. Kuta is also eligible to participate in various company benefit programs. We agreed to pay Mr. Kuta a one-time severance payment equal to 18 months of his then-current base salary if his employment was terminated as a result of a change of control of the Company. The definition of change of control is generally similar to the definition of Change of Control Event in Mr. Longe’s employment agreement.

On August 5, 2022, Mr. Kuta provided a letter to the Company in which he stated that he intends to retire from the Company effective March 5, 2023 (“Retirement Date”). On September 29, 2022, Mr. Kuta and the Company entered into a Retirement Agreement whereby Mr. Kuta will be entitled to a bonus for 2022 based on the same corporate performance rating used to determine bonuses for other members of the Company’s senior management team, and Mr. Kuta’s outstanding equity awards will vest as of the Retirement Date. Subsequent to December 31, 2022, Mr. Kuta delayed his retirement and was appointed co-President and Chief Executive Officer upon the departure of former CEO, Kevin Longe, effective January 15, 2023. In his capacity as interim co-CEO, Mr. Kuta receives a base salary and a performance-based incentive bonus targeted at $600,000, pro-rated for time actually served as co-CEO, and received a grant of restricted stock under the 2016 Omnibus Incentive Plan with a value of $600,000, with a one-year vesting period.

MICHELLE SHEPSTON

Our offer letter with Ms. Shepston dated July 17, 2016 provided a base salary, with participation in the annual incentive plan at a target level of 40% of base salary. Ms. Shepston is also eligible to participate in various Company benefit programs. We agreed to pay Ms. Shepston a one-time severance payment equal to 12 months of her then-current base salary if her employment is terminated as a result of a change of control of the Company (defined substantially in accordance with Change of Control Event in Mr. Longe’s employment agreement), and agreed to pay a one-time severance payment equal to six months of her then-current base salary if her employment is terminated without cause other than in connection with a change of control.

IAN GRIEVES

DynaEnergetics Holding GmbH initially entered into an employment agreement with Mr. Grieves dated July 26, 2013, which was later replaced by an employment agreement entered into by and between DynaEnergetics Europe GmbH and Mr. Grieves dated January 1, 2020. Mr. Grieves’ employment agreement provides for an annual base salary, with participation in the annual incentive plan at a target level of 60% of base salary. Mr. Grieves is also eligible to participate in various Company benefit programs. The employment agreement also contains non-competition and non-solicitation covenants, to be effective during Mr. Grieves’ employment and for a period of two years following termination of his employment. For the duration of Mr. Grieves’ non-competition obligation following termination, he will receive compensation in an amount equal to one half of his fixed yearly annual salary.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

	Stock Awards(1)
	Restricted Stock/Restricted Stock Units			Performance Share Units
Name	Number of Shares of Stock or Units Held that Have Not Vested (#)		Market Value of Shares of Stock or Units Held that Have Not Vested ($)(13)	Number of Shares of Stock or Units Held that Have Not Vested (#)		Market Value of Shares of Stock or Units Held that Have Not Vested ($)(13)
Kevin T. Longe	8,827	(2)	$171,597	26,483	(10)	$514,830
	9,836	(3)	$191,212	14,754	(11)	$286,818
	36,914	(4)	$717,608	36,914	(12)	$717,608
	11,074	(5)	$215,279
Michael Kuta	2,913	(2)	$56,629	8,739	(10)	$169,886
	3,246	(3)	$63,102	4,869	(11)	$94,653
	12,182	(4)	$236,818	12,182	(12)	$236,818
	6,817	(5)	$132,522
Michelle Shepston	1,147	(2)	$22,298	3,443	(10)	$66,932
	1,278	(3)	$24,844	1,918	(11)	$37,286
	6,460	(4)	$125,582	6,460	(12)	$125,582
	6,079	(5)	118,176
James Schladen	20,303	(4)	$394,690	20,303	(12)	$394,690
Ian Grieves	1,545	(6)	$30,035	4,635	(10)	$90,104
	1,721	(7)	$33,456	2,582	(11)	50,194
	6,460	(8)	$125,582	6,460	(12)	125,582
	2,461	(9)	$47,842

(1)	All shares of restricted stock qualify for dividends, if and when, the Company declares dividend payments. Restricted stock units do not qualify for dividends until the shares of common stock are issued on each of the respective vesting dates. Performance share units accrue the right to receive dividends from the date of issuance until the vesting date on shares of common stock actually issued upon vesting. From the date of the earliest grant in this table until April 15, 2020, the Company paid a dividend of $0.125 per share each quarter. After April 16, 2020, the Company has not declared any dividend payments.
(2)	These restricted stock awards were granted on February 26, 2020 and are scheduled to vest on the third anniversary of the date of grant, subject to continued employment.
(3)	These restricted stock awards were granted on February 23, 2021 and are scheduled to vest 50% on the second and 50% on the third anniversary of the date of grant, subject to continued employment.
(4)	These restricted stock awards were granted on March 2, 2022 and are scheduled to vest equally on each of the first three anniversaries of the date of grant, subject to continued employment.
(5)	These restricted stock awards were granted on March 2, 2022 and are scheduled to vest on the second anniversary of the date of grant, subject to continued employment.
(6)	These restricted stock units were granted on February 26, 2020 and are scheduled to vest on the third anniversary of the date of grant, subject to continued employment.
(7)	These restricted stock units were granted on February 23, 2021 and are scheduled to vest 50% on the second and 50% on the third anniversary of the date of grant, subject to continued employment.
(8)	These restricted stock units were granted on March 2, 2022 and are scheduled to vest equally on each of the first three anniversaries of the date of grant, subject to continued employment.

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(9)	These restricted stock units were granted on March 2, 2022 and are scheduled to vest on the second anniversary of the date of grant, subject to continued employment.
(10)	These performance share units were granted on February 26, 2020 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate performance conditions - TSR performance relative to a disclosed peer group and the achievement of a targeted Adjusted EBITDA goal.
(11)	These performance share units were granted on February 23, 2021 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate performance conditions - TSR performance relative to a disclosed peer group and the achievement of a targeted Adjusted EBITDA goal.
(12)	These performance share units were granted on March 2, 2022 and are scheduled to vest on the third anniversary of the date of grant based upon the achievement of two separate performance conditions - TSR performance relative to a disclosed peer group and the achievement of a targeted Adjusted EBITDA goal.
(13)	The fair market value is calculated as the product of (x) the closing price on December 31, 2022 of $19.44 per share and (y) the number of unvested shares or units.

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STOCK VESTED DURING 2022

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)(1)
Kevin T. Longe	58,715	$1,968,095
Michael Kuta	21,607	$715,238
Michelle Shepston	6,094	$181,339
James Schladen	-	$-
Ian Grieves	13,495	$454,160

(1)	Represents the number of shares vested multiplied by the per share closing market price of our common stock on the respective vesting dates.

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NON-QUALIFIED DEFERRED COMPENSATION

NEOs are eligible to defer a portion of their annual salary, their annual incentive bonus, and their equity awards through the DMC Global Inc. Deferred Compensation Plan on a tax-deferred basis. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings.

The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company’s Deferred Compensation Plan as of December 31, 2022.

Name	Beginning balance	Cash contributions	Equity contributions(1)	Equity forfeitures(2)	Aggregate earnings/ (losses)(3)	Aggregate distributions/ adjustments(4)	Ending balance
Kevin T. Longe	$12,597,683	$-	$-	$-	$(1,548,639)	$(41,360)	$11,007,684
Michael Kuta	$6,470,532	$-	$-	$(89,804)	$(898,989)	$(21,784)	$5,459,955
Michelle Shepston	$272,953	$-	$-	$-	$(135,934)	$(7,801)	$129,218
James Schladen	$-	$-	$-	$-	$-	$-	$-
Ian Grieves	$-	$-	$-	$-	$-	$-	$-
(1)	Equity contributions are deferred in the year granted and include non-vested shares. The election to defer equity awards occurs prior to the year such awards are granted, regardless of the vesting terms of the award.
(2)	Equity forfeitures for Mr. Kuta include shares forfeited upon non-achievement of performance conditions. Performance share units (PSUs) granted in 2019 were deferred, and upon the non-achievement of specified performance targets over the three-year period from 2019 through 2021, the Company determined that only partial performance conditions were fully satisfied, and as a result, only 74 PSUs awarded to Mr. Kuta vested. Mr. Kuta deferred the target number of awards in the year granted, which represented 2,883 shares. These shares were reported as compensation in the Summary Compensation Table in the year granted.
(3)	Earnings on deferral of Company shares represent the change in the Company stock price from contribution dates to the end of the year. Earnings on bonus or annual salary contributions represent the change in value of the investments selected by the participant.
(4)	Distributions shown represent the value of shares withheld to cover the taxes owed upon the vesting of restricted stock awards previously deferred into the plan.

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POTENTIAL PAYMENTS UPON TERMINATION

The table below sets forth the potential payments to our named executive officers under various termination scenarios including termination without cause, termination as a result of death or disability and termination as a result of retirement, under the terms of their respective employment or other agreements and the equity incentive plans. See “Employment Agreements” above for a summary of the terms of applicable employment agreements or arrangements with our named executive officers. Under the award agreements governing equity grants under our equity incentive plans, if the named executive officer’s employment is terminated for any reason other than (i) death, (ii) disability, or (iii) termination without cause (as defined in the executive’s employment agreement), the named executive officer shall, for no consideration, forfeit to us any shares of restricted stock to the extent such shares are not vested at the time of such termination of employment. If the named executive officer’s employment terminates due to death or disability, or is terminated without cause, any unvested shares of restricted stock or restricted stock units will immediately vest on the date of the executive’s termination of employment for such reason.

For purposes of this table, we have assumed the date of termination of employment (regardless of the circumstances) is December 31, 2022, and that termination occurred under the terms of any current employment or change in control agreement. The price of our common stock on December 31, 2022 was $19.44. We have not included the financial effect of a termination for cause as the named executive officers are not entitled to any further compensation or benefits following such a termination. Furthermore, the amounts shown in the tables below do not include payments to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay. Payment of salary continuation upon termination will be made in monthly payments while any salary owed upon termination will be paid in a single lump sum. Payment of these amounts after termination without cause is generally conditioned upon the former executive’s execution of a release and waivers and continued compliance with non-competition, non-solicitation, and confidentiality obligations. We may make changes to the current employment and termination arrangements with our executive officers or enter into new arrangements from time to time.

	Kevin T. Longe(13)
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death or Disability	(2)
COMPENSATION:
Base Salary	$1,280,000	(3)	$-
Incentive Bonus	$834,800	(4)	$743,040	(5)
Acceleration of vesting of equity awards(7)	$2,814,952		$2,814,952	(6)
TOTAL	$4,929,752		$3,557,992

	Michael Kuta(14)
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death or Disability	(2)
COMPENSATION:
Base Salary	$600,000	(8)	$-
Incentive Bonus	$-		$-
Acceleration of vesting of equity awards(7)	$990,428		$990,428	(6)
TOTAL	$1,590,428		$990,428

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	Michelle Shepston
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death or Disability	(2)
COMPENSATION:
Base Salary	$350,000	(9)	$-
Incentive Bonus	$-		$-
Acceleration of vesting of equity awards(7)	$520,700		$520,700	(6)
TOTAL	$870,700		$520,700

	James Schladen(15)
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death or Disability	(2)
COMPENSATION:
Base Salary	$1,100,000	(10)	$-
Incentive Bonus	$550,000	(4)	$550,000	(4)
Acceleration of vesting of equity awards(7)	$789,380		$789,380	(6)
TOTAL	$2,439,380		$1,339,380

	Ian Grieves
Executive Benefits and Payments upon Termination of Employment	Involuntary Termination without Cause	(1)	Death or Disability
COMPENSATION:
Base Salary	$192,500	(11)	$96,250	(12)
Incentive Bonus	$146,200	(11)	$57,750	(12)
Acceleration of vesting of equity awards(7)	$502,795		$502,795	(6)
TOTAL	$841,495		$656,795

(1)	Includes involuntary termination without cause resulting from a change in control. In the case of Mr. Kuta, salary is only paid if the involuntary termination without cause relates to a change of control of the Company.
(2)	The only compensation payable to U.S.-based named executive officers in the event of death or disability, is the accelerated vesting of restricted stock awards and, for Messrs. Longe and Schladen, a pro-rated bonus for the portion of the fiscal year prior to his death or disability. Under the current employment agreements, there are no retirement arrangements. As such, compensation terms and conditions related to retirement are negotiated separately when such event occurs.
(3)	Equals 24 months of base salary of $640,000 for Mr. Longe. If Mr. Longe is terminated without cause for other than a change in control event, he is entitled to $960,000, or 18 months of base salary, paid over an 18-month term. These payments would terminate if Mr. Longe accepted new employment before the 18-month period ended.
(4)	Equals 200% of the average of Mr. Longe’s 2019, 2020 and 2021 bonuses. If Mr. Longe is terminated without cause for other than a change in control event, he is entitled to 150% of the average bonus for the previous three years, or $626,100 as of December 31, 2022.
(5)	Equals 2022 bonus.
(6)	In the event of death or disability, named executive officers or their survivors would be entitled to the accelerated vesting of restricted stock awards (RSAs) or restricted stock units (RSUs) and PSUs. For purposes of this calculation, performance-based awards are assumed to achieve target performance.
(7)	The value of the restricted stock is based on the closing market price of our common stock on December 31, 2022 of $19.44 per share.
(8)	Equals 18 months of base salary of $400,000 for Mr. Kuta.
(9)	Equals 12 months of base salary of $350,000 for Ms. Shepston. If Ms. Shepston is terminated without cause for other than a change in control event, she would be entitled to a lump sum payment of $175,000, or six months of her base salary.
(10)	Equals 24 months of base salary of $550,000 for Mr. Schladen. If Mr. Schladen is terminated without cause for other than a change in control event, he is entitled to a lump sum payment of $550,000, or 12 months of his base salary.
(11)	In case of termination, Mr. Grieves is entitled to a notice period of six months, during which he would receive salary and pro-rated bonus. The amounts are based on Mr. Grieves’ base pay guaranteed to be equivalent to at least $385,000 and his 2022 bonus of $292,400. Under German labor laws and depending on the facts and circumstances around the termination, Mr. Grieves may be entitled to more severance that cannot be calculated at this time.
(12)	In case of death, Mr. Grieves’ survivors would be entitled to three months of salary and bonus. The amounts are based on Mr. Grieves’ base pay guaranteed to be equivalent to at least $385,000 and target bonus of $231,000 calculated using that base pay.
(13)	Refer to Employment Agreement section above for details regarding the severance agreement executed with Mr. Longe subsequent to December 31, 2022.
(14)	Refer to Employment Agreement section above for details regarding the retirement agreement executed with Mr. Kuta during 2022, which stipulates accelerated vesting of all outstanding equity awards on retirement date.
(15)	Refer to Employment Agreement section above for details regarding the severance agreement executed by Mr. Schladen subsequent to December 31, 2022.

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DIRECTOR COMPENSATION

Non-employee Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
David C. Aldous	$105,000	$109,982	$-	$214,982
Andrea E. Bertone	$74,000	$109,982	$-	$183,982
Robert A. Cohen	$77,500	$109,982	$-	$187,482
Ruth I. Dreessen	$65,000	$109,982	$-	$174,982
Richard P. Graff	$85,000	$109,982	$-	$194,982
Michael A. Kelly	$65,000	$109,982	$-	$174,982
Clifton Peter Rose	$74,000	$109,982	$-	$183,982

(1)	Amounts shown reflect annual fees for each member of the Board related to Board service and serving as the chair of the Board or chair of a Board committee. All fees are paid quarterly.
(2)	Amounts shown in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of shares granted to each director. All awards shown above are restricted stock awards (RSAs). The fair value of RSAs granted is based on the fair value of DMC’s stock on the grant date.
(3)	Perquisites and personal benefits were excluded for all of the non-employee directors to the extent that the total value of all perquisites and personal benefits for the director was less than $10,000.

COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Our director compensation program is designed to include annual retainer fees paid in a combination of cash and restricted stock and additional cash retainer amounts paid for Board and committee leadership positions. In 2022, each of our non-employee directors received an annual cash retainer of $65,000. Each non-employee director was also granted on the date of the Company’s 2022 annual stockholder meeting a restricted stock award with a value equivalent to $110,000 (based on the closing price of DMC’s stock on the trading day prior to the annual stockholder meeting), with such awards to vest in full on the one-year anniversary of the grant date. Directors received additional annual cash retainers as follows: $40,000 to the Chairman of the Board; $20,000 to the Audit Committee chairman; $12,000 to the Compensation Committee chairman; and $9,000 to the chairman of each of the other Board committees.

The annual cash retainers are paid quarterly. If two meetings are missed by a director, the retainer will be reduced by 25% and reduced further on a pro rata basis for each additional meeting missed. The members of the Board are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings. New directors typically receive a restricted stock award with a value equivalent to $60,000 as of their date of appointment to the Board, with such award to vest in full on the one-year anniversary of the grant date.

Directors are eligible to defer any or all of their annual cash retainers and equity awards through the DMC Global Inc. Deferred Compensation Plan on a tax-deferred basis. During 2022, Mr. Graff and Ms. Bertone elected to defer all of their annual equity awards. Deferrals into the plan are not matched or subsidized by the Company, nor are they eligible for above-market or preferential earnings.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

Under our stock ownership guidelines, within five years of election to the Board, our non-employee directors are expected to hold stock worth at least five times the amount of the annual cash Board retainer fee. All of our non-employee directors are in compliance with the stock ownership guidelines or fall within the exception period.

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CEO PAY RATIO FOR FISCAL YEAR 2022

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the annual total compensation of the individual identified as our median paid employee, the annual total compensation of our CEO as of December 31, 2022, Mr. Longe, and the ratio of these two amounts. In 2022, the annual total compensation for the median identified employee was $51,272; the annual total compensation for our CEO was $3,621,688; and the resulting ratio between the two was approximately 1 to 71.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

In determining the employee population to be used to identify the median employee, we included all of our full-time, part-time, and temporary employees globally (excluding our CEO) who were employed as of December 31, 2022, consisting of 1,838 employees, of which 1,586 were U.S. employees and 252 were non-U.S. employees. We excluded from this employee population eight employees (three employees in Korea, one employee in China, one employee in Singapore and three temporary employees in the U.S.) who represented less than 5% of our total employees, pursuant to the “de minimis” exception provided in the applicable SEC rule. As a result, the employee population that we used for purposes of determining the compensation of our median employee consisted of 1,830 employees, of which 1,583 were U.S. employees and 247 were non-U.S. employees.

We used a consistently applied compensation measure to identify our median employee, which consisted of total cash compensation (including wages and cash bonuses) paid to each employee (other than the CEO) during 2022.

Earnings of our employees outside the U.S. were converted to U.S. dollars using the same yearly average exchange rate used in preparing our December 31, 2022 consolidated financial statements.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 with respect to the shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans [Excluding Securities Reflected in Column (a)](c)
Equity compensation plans approved by security holders	362,490(1)	$-	2,524,072(2)
Equity compensation plans not approved by security holders	-	$-	N/A
TOTAL	362,490	$-	2,524,072

(1)	Includes 55,190 RSUs and 307,300 PSUs, which assumes maximum performance metrics are achieved.
(2)	Includes 181,955 shares issuable with respect to outstanding rights under our Employee Stock Purchase Plan and 2,342,117 shares available for issuance under our 2016 Omnibus Incentive Plan, both as of December 31, 2022. As of the date of this proxy statement, there are 247,060 securities to be issued upon vesting of outstanding RSUs and PSUs and 2,070,717 shares available for issuance under our 2016 Omnibus Incentive Plan, excluding securities to be issued upon vesting of outstanding RSUs and PSUs.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 16, 2023 by: (i) each of our directors; (ii) each of our executive officers; and (iii) all of our directors and executive officers as a group.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner(2)	Common Stock	Restricted Stock Units	Deferred Stock	Total Shares Beneficially Owned(3)	Percent of Total
DIRECTORS:
David C. Aldous	64,735	-	-	64,735	*
Richard P. Graff	13,795	-	27,553	13,795	*
Robert A. Cohen	30,195	-	20,659	30,195	*
Ruth I. Dreessen	8,642	-	-	8,642	*
Andrea E. Bertone	-	-	12,201	-	*
Michael A. Kelly	8,949	-	-	8,949	*
Clifton Peter Rose	22,284	-	-	22,284	*
EXECUTIVE OFFICERS:
Michael Kuta	55,535	-	25,205	55,535	*
Eric Walter(4)	51,895	-	-	51,895
Michelle Shepston(5)	39,477	-	6,197	39,477	*
James Chilcoff(6)	27,392	-	-	27,392	*
Ian Grieves(7)	60,019	18,250	-	60,019	*
Antoine Nobili(8)	12,682	4,901	-	12,682	*
Brett Seger	9,302	-	-	9,302	*
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (14 PERSONS)(9)	404,902	23,151	91,815	404,902	2.1%

*	Less than 1%.
(1)	This table is based upon information supplied by officers and directors as well as filings made pursuant to Section 16(a) of the Exchange Act with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 19,718,082 shares of common stock outstanding on March 16, 2023, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise indicated, the address of each beneficial owner is c/o DMC Global Inc. 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.
(3)	Represents shares of the Company’s common stock held, or which the holder has the right to acquire within 60 days after March 16, 2023.
(4)	Excludes 15,581 PSUs from Common Stock column.
(5)	Excludes 16,641 PSUs from Common Stock column. Shares beneficially owned include 100 shares owned by Ms. Shepston’s spouse.
(6)	Excludes 12,984 PSUs from Common Stock column.
(7)	Excludes 19,665 PSUs from Common Stock column.
(8)	Excludes 5,298 PSUs from Common Stock column.
(9)	Excludes 70,169 PSUs from Common Stock column.

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The following table sets forth certain information regarding the ownership of our common stock as of March 16, 2023, by each person or group known by us to be the beneficial owner of more than 5% of our common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
BlackRock Inc.(2)	3,147,798	16.0%
55 East 52nd Street
New York, NY 10055
Cooke & Bieler LP(3)	1,668,017	8.5%
Two Commerce Square
2001 Market Street, Suite 4000
Philadelphia, PA 19103
Earnest Partners, LLC(4)	1,429,093	7.2%
1180 Peachtree Street NE, Suite 2300
Atlanta, Georgia 30309
Vanguard Group Inc(5)	1,347,074	6.8%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	This table is based upon information supplied by the principal stockholders on the Statement of Beneficial Ownership filed on Schedule 13G or 13G/A with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 19,718,082 shares of common stock outstanding on March 16, 2023.
(2)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on January 26, 2023 by BlackRock, Inc. In its capacity as parent holding company, BlackRock, Inc. has the sole power to vote or direct the vote for 3,103,908 shares, and the sole power to dispose or direct the disposition of 3,147,798 shares.
(3)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 13, 2023 by Cooke & Bieler LP. In its capacity as an investment advisor, Cooke & Bieler has the sole power to vote or direct the vote or dispose or direct the disposition for zero shares, and the shared power to vote, dispose or direct the disposition of 1,668,017 shares.
(4)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 13, 2023 by Earnest Partners, LLC. In its capacity as investment advisor, Earnest Partners has the sole power to vote or direct the vote for 890,334 shares, and the sole power to dispose or direct the disposition of 1,429,093 shares.
(5)	Based on the Statement of Beneficial Ownership filed on Schedule 13G/A on February 9, 2023 by The Vanguard Group Inc. In its capacity as investment advisor, The Vanguard Group has the sole power to vote or direct the vote for zero shares, the sole power to dispose or direct the disposition of 1,315,053 shares, and the shared power to dispose or direct the disposition of 32,021 shares.

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DELINQUENT SECTION 16 REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC an initial report of ownership and to report changes in ownership of our common stock and other equity securities. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with and filed on time, except for the following late Form 4’s: one form for each Mr. Longe, Mr. Kuta, and Ms. Shepston reporting three transactions, respectively, one form for Mr. Grieves reporting four transactions, and one form for Mr. Nobili reporting one transaction.

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics that applies to all members of our Board and all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and all other senior members of our finance and accounting departments. We require all employees to adhere to our Code of Ethics in addressing legal and ethical issues encountered in conducting their work. Our Board periodically, and at least annually, reviews and revises our Code of Ethics, as appropriate. We intend to disclose any waivers of the Code of Ethics that would otherwise be required to be disclosed in a Current Report on Form 8-K or on our website. A copy of our Code of Ethics is available on our website, www.dmcglobal.com.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board recognizes that certain transactions, arrangements, and relationships between us, on the one hand, and members of the Board, certain officers and persons and entities affiliated with such persons, on the other hand, present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), compared to transactions between us and unaffiliated third parties. Accordingly, the Board has adopted related party transaction policies and procedures for the purpose of establishing guidelines and procedures by which our Audit Committee and Corporate Governance and Nominating Committee shall review and oversee proposed related party transactions, as more fully described therein.

In accordance with our Code of Ethics, employees are directed to avoid conflicts of interest. Potential conflicts of interest must be brought to the attention of the Chief Legal Officer, or in the case of a potential conflict related to an executive officer or director, to the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will refer any conflicts that would require disclosure under Rule 404 of SEC Regulation S-K to the Audit Committee, who is responsible for reviewing and approving any such transactions. All other potential conflicts will be subject to review by the Corporate Governance and Nominating Committee.

DMC believes the terms of the transactions described below are comparable to terms that would have been reached by unrelated parties in arm’s-length transactions. The Audit Committee has approved each of the transactions disclosed below.

On December 23, 2021, DMC acquired 60% of Arcadia Products, LLC, a Colorado limited liability company (“Arcadia”) resulting from the conversion of Arcadia, Inc., a California corporation, following a tax reorganization (the “Arcadia Acquisition”). The remaining 40% of Arcadia is owned by New Arcadia Holdings, Inc., which is indirectly owned by Gerard Munera, a director of Arcadia. On December 23, 2021, and in connection with the Arcadia Acquisition, Arcadia entered into eight new leases with Alpine Universal, Inc. (“Alpine”), of which Jim Schladen, former President and a current director of Arcadia, owns 13%, and Gerard Munera, a director and indirect owner of Arcadia, owns 51%. These leases support Arcadia’s manufacturing, warehouse and distribution centers. The table below sets forth the following information for each lease: (a) the lease location, (b) the expiration date of the current lease term, (c) the aggregate amount of lease payments due during fiscal 2022 through the end of the current term, and (d) the approximate dollar value of Mr. Schladen’s interest in the lease transactions.

Lease Location	Current Lease Term Expiration Date	Aggregate Amount of Lease Payments Due During Fiscal 2022 Through End of Current Term	Approximate Dollar Value of Mr. Schladen’s Interest in the Lease Transactions
Hayward, CA	December 22, 2024	$1,128,098	$146,653
Vernon, CA	December 22, 2026	$4,873,387	$633,540
Vernon, CA	December 22, 2026	$3,952,256	$513,793
Sacramento, CA	December 22, 2024	$296,863	$38,592
Stamford, CT	December 22, 2023	$670,140	$87,118
Phoenix, AZ	December 22, 2026	$1,574,528	$204,689
Tucson, AZ	December 22, 2026	$3,550,656	$461,585
Las Vegas, NV	December 22, 2026	$3,824,764	$497,219

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•Matthew Schladen, son of Jim Schladen, was employed by DMC from December 27, 2021 to August 22, 2022, in the role of Vice President of Corporate Finance and assisted with the integration of Arcadia. On August 22, 2022, Mr. Schladen moved into Arcadia as Vice President of Finance. He is eligible to participate in DMC’s incentive bonus program and Arcadia’s employee benefit plans on the same basis as other similarly situated employees. His total compensation in 2022 was $268,449, of which $104,895 was paid by DMC and $163,554 was paid by Arcadia.

•Michael Schladen, son of Jim Schladen, is an employee of Arcadia and currently serves as President of Southgate Custom. He is eligible to participate in DMC’s incentive bonus program and Arcadia’s employee benefit plans on the same basis as other similarly situated employees. Mr. Schladen’s total compensation in 2022 was $214,320.

•Morgan Briggs, stepson of Kevin Longe, is an employee of Arcadia and currently serves as Regional Sales Manager for the Mountain Region of Arcadia Custom. He is eligible to participate in DMC’s incentive bonus program and Arcadia’s employee benefit plans on the same basis as other similarly situated employees. Mr. Briggs’ total compensation in 2022 was $161,666.

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HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including the Notice of Internet Availability of Proxy Materials, proxy statements, annual reports and information statements to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any request for multiple copies or paper copies of proxy materials should be directed to DMC Global Inc., c/o Corporate Secretary, 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021, or by telephone at (303) 665-5700. Upon request, we will promptly deliver a separate copy. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

MICHELLE H. SHEPSTON

Executive Vice President, Chief
Legal Officer and Secretary

March -, 2023

Accompanying this proxy statement is a copy of our Annual Report to Stockholders, which includes our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2022. Additional copies of the Annual Report and the Form 10-K are available without charge upon written request to: Corporate Secretary, DMC Global Inc., 11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021.

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APPENDIX A

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF DMC GLOBAL INC.

DMC Global Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 4, 2016 and as amended on June 13, 2022 (the “A&R Certificate of Incorporation”).

2.	Article VI of the A&R Certificate of Incorporation is hereby deleted and replaced in its entirety to read as follows:

“To the fullest extent permitted by law, a director or officer of the corporation shall not be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in the case of a director, under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) in the case of an officer, in any action by or in the right of the corporation. If the General Corporation Law of the State of Delaware is hereafter amended, changed or modified in any way to further eliminate or limit the liability of directors or officers to the corporation or its stockholders or third parties, then directors and officers of the corporation, in addition to the circumstances in which directors and officers are not personally liable as set forth in the preceding sentence, shall also not be personally liable to the corporation or its stockholders or third parties for monetary damages to such further extent permitted by such amendment, change or modification.

Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director or officer of the corporation relating to claims arising in connection with events which took place prior to the date of such amendment, repeal or modification.”

3.	Except as provided in this Certificate of Amendment, the A&R Certificate of Incorporation, as amended, is unchanged and remains in full force and effect

4.	The amendment set forth herein has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this [_____] day of [_____], 2023.

DMC Global Inc.

By:
Name: Michelle H. Shepston
Title: EVP, Chief Legal Officer and Secretary

[Signature Page to Certificate of Amendment to
Amended and Restated Certificate of Incorporation of DMC Global Inc.]

DMC GLOBAL INC.  •  2023 PROXY STATEMENT        A-2

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DMC™

11800 Ridge Parkway
Suite 300
Broomfield, Colorado 80021

dmcglobal.com

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION - DATED MARCH 17, 2023

DMC™

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2, 4, and 5 and "EVERY YEAR" on Proposal 3.

1. Election of Directors:

01 - David C. Aldous	02 - Richard P. Graff	03 - Robert A. Cohen
04 - Ruth I. Dreessen	05 - Michael A. Kelly	06 - Clifton Peter Rose

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06
☐	☐	☐	☐	☐	☐

Proposal	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
5. Ratification of appointment of Ernst & Young LLP as auditor for 2023.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on frequency of vote on executive compensation.	☐	☐	☐	☐

Proposal	For	Against	Abstain
4. Approval of Amendment to Amended and Restated Certificate of Incorporate to allow officer exculpation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 5 6 9 1 3 1

03SE3A

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — DMC Global Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DMC GLOBAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS – MAY 10, 2023

The undersigned hereby constitutes and appoints Michelle H. Shepston and Eric V. Walter, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and vote all shares that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of DMC Global Inc. to be held at 11800 Ridge Parkway, Suite 300, Broomfield, CO 80021, on May 10, 2023, at 8:30 a.m., local time, and at any postponements, continuations and adjournments thereof, on all matters as may properly come before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 4, and 5 and EVERY YEAR on Proposal 3.

(Continued and to be signed on reverse side.)